UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

UNION DRILLING, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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UNION DRILLING, INC.

4055 International Plaza, Suite 610

Fort Worth, Texas 76109

Dear Stockholder:

On behalf of the Board of Directors, we invite you to attend the 2008 Annual Meeting of Stockholders of Union Drilling, Inc. We will hold the meeting at 10:00 a.m. on Tuesday, June 10, 2008 at 4055 International Plaza, Suite 610, Fort Worth, Texas 76109.

On the following pages you will find the Notice of Annual Meeting of Stockholders and Proxy Statement providing information concerning the matters to be acted on during the meeting. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 is also enclosed.

Thank you for your interest in Union Drilling, Inc.

Sincerely,

Thomas H. O’Neill, Jr.	Christopher D. Strong
Chairman of the Board	President and Chief Executive Officer

Your vote is important. Prior to the meeting, we encourage you to sign and return your proxy card or, if an available means for you, to vote by telephone or the Internet, so that your shares will be represented and voted at the meeting even if you cannot attend. Submitting your vote promptly will save your company the cost of any additional proxy solicitation.

UNION DRILLING, INC.

4055 International Plaza, Suite 610

Fort Worth, Texas 76109

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m., local time Tuesday, June 10, 2008

LOCATION	Union Drilling, Inc. 4055 International Plaza, Suite 610 Fort Worth, Texas 76109

ITEMS OF BUSINESS

(1)    Elect three Class II directors to serve a three year term until the 2011 Annual Meeting or until their successors are elected and qualified.

(2)    Approve the amendments to the Union Drilling, Inc. Amended 2005 Stock Option Plan.

(3)    Ratify the appointment of Ernst & Young LLP as independent auditors of Union Drilling, Inc. for the 2008 fiscal year.

(4)    Transact any other business properly brought before the meeting or any adjournment of the meeting.

RECORD DATE	April 18, 2008

ANNUAL MEETING ADMISSION	You may be required to present proof of share ownership (for example, a recent statement from your broker).

By Order of the Board of Directors,

DAVID S. GOLDBERG

Vice President, General Counsel

and Corporate Secretary

April 29, 2008

We urge each stockholder to promptly sign and return the enclosed proxy card or, if available, to use telephone or Internet voting. Please see our question and answer section for information about voting by telephone or Internet, how to revoke a proxy, and how to vote shares in person.

UNION DRILLING, INC.

4055 International Plaza, Suite 610

Fort Worth, Texas 76109

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

TUESDAY, JUNE 10, 2008

Your board of directors is furnishing you this proxy statement to solicit proxies on its behalf to be voted at the Union Drilling 2008 annual meeting of stockholders. The meeting will be held on Tuesday, June 10, 2008, at 10:00 a.m., local time, at Union Drilling’s offices, which are located at 4055 International Plaza, Suite 610, Fort Worth, Texas 76109. The proxies also may be voted at any resumption of the meeting after adjournment or postponement of the meeting.

We are first sending out these proxy materials to stockholders on or prior to April 29, 2008.

QUESTIONS AND ANSWERS

ABOUT THE MEETING AND VOTING

Who is entitled to vote?

Owners of record of common stock at the close of business on the record date, April 18, 2008, are the only persons entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date. Each stockholder is entitled to one vote for each share of common stock held on the record date. We had 22,008,586 shares of common stock outstanding on April 18, 2008.

What are the board’s recommendations?

The board’s recommendations are included with the description of each item in this proxy statement. In summary, the board recommends a vote:

•	FOR the election of the nominated slate of directors (Item 1),

•	FOR the proposal to approve the amendments to the Union Drilling, Inc. Amended 2005 Stock Option Plan (Item 2), and

•	FOR the proposal to ratify the appointment of Ernst & Young LLP as independent auditors (Item 3).

Will any other items be presented at the meeting?

We do not know of any other matters to be presented at the meeting. If any other matter is properly presented for a vote at the meeting, your shares will be voted by the holders of the proxies in their discretion, using their best judgment.

How do I vote?

You can use one of the following methods:

•	Written proxy: You can vote by written proxy by completing, signing and returning the enclosed proxy card in the postage-paid envelope provided.

•	Telephone proxy: You can vote by telephone using the toll-free telephone number if such information is shown on your proxy card.

•	Internet proxy: You can vote on the Internet if such information is shown on your proxy card.

•

In person: You can vote in person at the meeting. If you own your shares in “street name” (i.e., shares are held in the name of your broker, bank or other agent/nominee) you will need to obtain a legal proxy from your broker, bank or agent/nominee and bring this legal proxy to the meeting. Please note that if you own shares in street name and request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the meeting and vote in person.

The telephone and Internet voting procedures are designed to authenticate your identity and allow you to vote your shares. They will also confirm that your instructions have been properly recorded. Street name holders may vote by telephone or the Internet if their bank, broker or other agent/nominee makes these methods available. In this case, the bank, broker or agent/nominee will enclose instructions with the proxy statement.

What are my voting choices on the matters to be voted on?

Election of Directors. In the vote on the election of the three director nominees, you may:

•	vote in favor of all nominees,

•	vote to withhold votes as to all nominees, or

•	vote to withhold votes as to specific nominees.

Amendments to 2005 Stock Option Plan. In the vote on the amendments to the Union Drilling, Inc. Amended 2005 Stock Option Plan, you may:

•	vote in favor of the amendments,

•	vote against the amendments, or

•	abstain from voting on the amendments.

Ratification of Independent Auditors. In the vote on the ratification of the appointment of Ernst & Young LLP as independent auditors, you may:

•	vote in favor of the ratification,

•	vote against the ratification, or

•	abstain from voting on the ratification.

What if I do not specify a choice for a matter when I return my proxy card?

You should specify your choice for each matter on the enclosed proxy card. If you do not specify a choice, proxies that are signed and returned will be voted:

•	FOR the election of all director nominees,

•	FOR the proposal to approve the amendments to the Amended 2005 Stock Option Plan, and

•	FOR the proposal to ratify the appointment of Ernst & Young LLP as independent auditors.

How are votes counted?

Votes will be counted by the inspector of election appointed for the annual meeting. In accordance with Delaware law, directors will be elected by a plurality of the votes cast at the meeting. All other matters submitted to a vote of stockholders will be determined by a majority of the votes cast. Stockholders do not have cumulative voting rights.

Union Drilling requests that brokerage firms, bank nominees and other institutions acting as nominees or fiduciaries for owners of common stock, forward this proxy statement and proxy to persons for whom they hold shares and obtain authorization for the execution of proxies. If shares are held in street name, only the brokerage firm, bank or other agent/nominee can sign a proxy with respect to the stockholder’s shares. Accordingly, such stockholder will not be able to vote the shares in person should they attend the annual meeting. Instead, the stockholder should contact the person responsible for their account and give instructions for a proxy representing their shares to be signed and voted as directed.

If a stockholder’s shares are held in street name, the stockholder must obtain a proxy form from the institution holding the shares and follow the instructions regarding how to direct the broker, bank or other agent/nominee to vote the shares. If the stockholder does not give instructions to the broker, bank or other agent/nominee, they can vote the shares regarding certain routine items, such as Item 1 and Item 3, but not for Item 2. On non-routine items for which the stockholder does not give instructions to the broker, bank or other agent/nominee, the shares will be treated as broker non-votes.

We have a policy of confidential voting that applies to all stockholders, including Union Drilling employee-stockholders.

What is the quorum requirement for the annual meeting?

Under Delaware law, to achieve a quorum at the annual meeting, the holders of a majority of the shares of outstanding common stock, as of the record date, must be present, either in person or by proxy.

How are abstentions and broker non-votes counted?

Abstentions and broker non-votes count for quorum purposes. Regarding the election of directors, abstentions will be counted as withheld votes. For purposes of determining whether a proposal has received a majority vote, abstentions will be included in the vote total, with the result that an abstention will have the same effect as a negative vote; however, broker non-votes will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote.

How can I revoke my proxy?

You can revoke your proxy at any time before the annual meeting by:

•	giving written notice of revocation to Union Drilling at the address below,

•	delivering a later-dated proxy (including by Internet or telephone), or

•	voting in person at the meeting.

You should send any written notice of a proxy revocation to Union Drilling, Inc., Attention: Corporate Secretary, 4055 International Plaza, Suite 610, Fort Worth, Texas 76109.

Who can attend the annual meeting?

Stockholders as of the record date, April 18, 2008, or their duly appointed proxies, may attend the meeting. All stockholders attending the annual meeting may be asked to present valid picture identification, such as a driver’s license. Cameras, recording devices and other electronic devices will not be permitted at the meeting. Registration and seating will begin at 9:30 a.m.

Where do I find the voting results of the meeting?

We will publish the voting results in our Form 10-Q for the second quarter of 2008, which we will file with the SEC in August 2008.

What is householding?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides convenience for stockholders and cost savings for companies. Union Drilling and some brokers may household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Each stockholder will receive his or her own proxy card. Once you have received notice from your broker or us that they or we will be sending householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker (if your shares are held in a brokerage account) or us (if your shares are registered in your name). You can notify us by sending a written request to Union Drilling, Inc., Attention: Corporate Secretary, 4055 International Plaza, Suite 610, Fort Worth, Texas 76109, or by calling (817) 735-8793.

MANAGEMENT OF THE COMPANY

The members of the Board of Directors and the executive officers of the Company are identified below:

Name	Age	Position with the Company
Christopher D. Strong	49	President and Chief Executive Officer, Director nominee (Class II)
A.J. Verdecchia	41	Vice President, Chief Financial Officer and Treasurer
David S. Goldberg	46	Vice President, General Counsel and Corporate Secretary
Thomas H. O’Neill, Jr. (1)	66	Chairman of the Board (non-executive) (Class II)
Howard I. Hoffen	44	Director (Class I)
Gregory D. Myers (1)(2)	37	Director (Class II)
Thomas M. Mercer, Jr. (1)(2)(3)	64	Director (Class II)
M. Joseph McHugh (3)	70	Director (Class III)
T.J. Glauthier (2)	64	Director (Class I)
Ronald Harrell (3)	73	Director (Class III)

(1)	Member of Compensation Committee
(2)	Member of Corporate Governance and Nominating Committee
(3)	Member of Audit Committee

Executive Officers and Directors

Christopher D. Strong was appointed the Company’s President and Chief Executive Officer in April 2004. From June 2003 to April 2004, Mr. Strong served as Union Drilling’s President and Treasurer. From May 1999 to June 2003, he served as the Company’s Vice President and Chief Financial Officer. He has over 17 years experience in the oil and natural gas industry. From 1994 until he joined Union Drilling, he served in various capacities at Hvide Marine, Inc., a marine oilfield service company, most recently as Vice President-Finance and Treasurer. From 1990 through 1994, Mr. Strong was Treasurer of Port Everglades, a seaport with one of the largest non-refinery petroleum tank farms in the country. Mr. Strong is a director of Geokinetics Inc. He is a graduate of Vassar College, and received an M.A. from the University of Pennsylvania and an M.B.A. in Finance from the Wharton School in 1986. Prior to his graduate studies, Mr. Strong served as an officer in the United States Navy.

A.J. Verdecchia was appointed the Company’s Vice President, Chief Financial Officer, Treasurer and Secretary on April 1, 2007. From May 2006 to March 2007, he served as the Company’s Corporate Controller. Mr. Verdecchia has over 19 years of financial management experience serving in various accounting, treasury, and planning capacities. From November 2005 to May 2006, Mr. Verdecchia served as Director of Finance & Operations at Citrix Systems, Inc., a provider of access infrastructure solutions. From April 2004 to November 2005, Mr. Verdecchia served as a Controller at Coherent, Inc., a manufacturer of lasers and related photonics equipment. From April 2001 to April 2004, Mr. Verdecchia served as Treasurer at Lumenis Inc. (formerly, Coherent Medical Division), a provider of medical/aesthetic lasers and light-based technologies. He also served as Manager-Finance at Hvide Marine, Inc. and as an Internal Auditor at General Motors Acceptance Corporation. Mr. Verdecchia holds a B.S. degree in Finance from the University of Maryland, an M.B.A. from Florida Atlantic University and he obtained his CPA certification from the State of Virginia.

David S. Goldberg was appointed the Company’s Vice President, General Counsel and Corporate Secretary on August 7, 2007. Prior to joining Union Drilling, Mr. Goldberg most recently served as Senior Vice President, General Counsel and Corporate Secretary for RadioShack Corporation, a consumer electronics specialty retailer, where he served in various legal and managerial positions since 1999. From 1995 to 1999, Mr. Goldberg served as Vice President, Secretary and General Counsel of InterTAN, Inc., then a publicly-traded consumer electronics retailer. From 1987 to 1995, Mr. Goldberg was in private law practice with the international law firm of Haynes and Boone, LLP where he specialized in corporate securities and public finance law. Mr. Goldberg graduated from Texas Christian University in 1984 with a B.S. in Economics. He received his Juris Doctor degree from St. Mary’s University School of Law in 1987 and has been a practicing attorney in Texas since 1987.

Thomas H. O’Neill, Jr. is a 1963 graduate of Canisius College, Buffalo, New York. He currently serves as Chairman of the Board (non-executive) of Union Drilling. Mr. O’Neill has over 28 years of domestic and international experience in the field of petroleum exploration and financing. He served on Governor Cuomo’s Advisory Board for Oil, Gas and Solution Mining for the State of New York from 1981 to 1986, served on the New York State Banking Board from 1994 through 1997, and was appointed by Governor Pataki to the New York State Dormitory Authority Board where he served for six years as Vice Chairman. Mr. O’Neill is a General Partner of Somerset Capital Partners, a private investment company, and a director of Firebird Holdings Limited, a logistics and contract warehousing business with operations in Eastern Europe, Russia and the United Kingdom. Mr. O’Neill has drilled or has acquired ownership in approximately 1,600 wells, most of which were drilled throughout the Appalachian Basin. In addition, Mr. O’Neill has bought and sold many pipeline systems, various oil and gas companies and well-servicing organizations located in the Appalachian Basin.

Howard I. Hoffen has been a director of Union Drilling since December 1997. Mr. Hoffen is currently the Chairman and Chief Executive Officer of Metalmark Capital, an investment center of Citi Alternative Investments that is focused on private equity. Mr. Hoffen was a founding member of Metalmark Capital LLC in 2004 and served as its Chairman and Chief Executive Officer from that time until Metalmark became part of Citigroup in 2008. Prior thereto, Mr. Hoffen served as Chairman and Chief Executive Officer of Morgan Stanley Capital Partners from 2001 to 2004, after having performed various roles in the private equity group since he joined Morgan Stanley in 1985. Mr. Hoffen also serves as a director of EnerSys and several private companies. Mr. Hoffen has a B.S. from Columbia University and an M.B.A. from the Harvard Business School.

Gregory D. Myers has been a director of Union Drilling since May 1999. Mr. Myers is a Managing Director of Metalmark Capital, an investment center of Citi Alternative Investments that is focused on private equity. Mr. Myers was a founding member of Metalmark Capital LLC in 2004 and served in various roles there until Metalmark became part of Citigroup in 2008. Prior thereto, Mr. Myers was a Vice President at Morgan Stanley Capital Partners, which he joined in 1998. Mr. Myers also serves as a director on the boards of several private companies. He has a B.A. and a B.S. from the University of Pennsylvania and an M.B.A. from the Harvard Business School.

Thomas M. Mercer, Jr. has been a director of Union Drilling since January 2006. He has been a partner at Ceres Capital Partners, a private investment firm, since 1995. Mr. Mercer is a graduate of Harvard College.

M. Joseph McHugh has been a director of Union Drilling since February 2006. Mr. McHugh served as one of five members of the office of Chief Executive from October 2000 to October 2001 and Acting Chief Financial Officer from November 1999 to May 2000 of Pillowtex Corporation, a home textiles manufacturer. Pillowtex Corporation filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in November 2000. Mr. McHugh served in successive financial executive positions and as President and Chief Operating Officer at Triangle Pacific Corp, a manufacturer of hardwood flooring and kitchen and bathroom cabinets, from 1976 to 1998. Mr. McHugh was previously a director, and chairman of the governance committee, of Lone Star Technologies, Inc. He is currently a director of PGT, Inc. Mr. McHugh received a Bachelor’s degree from Dartmouth College and an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College.

T.J. Glauthier has been a director of Union Drilling since April 2006. Since 2005, Mr. Glauthier has been the President of TJG Energy Associates, LLC, an energy consulting firm. From 2001 to 2004, Mr. Glauthier served as the President and Chief Executive Officer of the Electricity Innovation Institute, a not-for-profit affiliate of the Electric Power Research Institute. From 1999 to 2001, Mr. Glauthier served as the Deputy Secretary and Chief Operating Officer of the U.S. Department of Energy. From 1993 to 1998, he served as the Associate Director for Natural Resources Energy and Science at the U.S. Office of Management and Budget. Mr. Glauthier serves on the board of directors of EnerNOC, Inc., as well as on the board of a private company. He is a graduate of Claremont McKenna College and received an M.B.A. from the Harvard Business School.

Ronald Harrell has been a director of Union Drilling since August 2006. Mr. Harrell joined Ryder Scott Co. as a reservoir engineer in 1968 and became vice-president in 1998. Mr. Harrell served as the Chairman and Chief Executive Officer of Ryder Scott Co. from May 2000 to January 2006. Mr. Harrell is the past chairman of the Oil and Gas Reserves Committee of the Society of Petroleum Engineers. Presently, he is an observer on that committee.

There are no family relationships among any of the Company’s directors or executive officers.

ITEM 1—ELECTION OF DIRECTORS

The board of directors of Union Drilling, Inc. (also referred to as the “Company”) is currently comprised of seven directors. Pursuant to the Company’s amended and restated certificate of incorporation and amended and restated by-laws, the board of directors is divided into three classes serving staggered terms, with the Class I directors currently serving a three year term expiring at the Company’s 2010 annual meeting of stockholders, the Class II directors serving an initial term of two years expiring at the Company’s 2008 annual meeting of stockholders, and the Class III directors serving an initial term of three years expiring at the Company’s 2009 annual meeting of stockholders. Upon expiration of the initial term of each class of directors, the director nominees for that class will be elected for further terms of three years.

The corporate governance and nominating committee has recommended that Messrs. Thomas H. O’Neill, Jr. and Gregory D. Myers each be nominated to stand for re-election at the 2008 annual meeting as a Class II director, and that Christopher D. Strong be nominated to stand for election as a Class II director, each to serve a term of three years. All Class II directors so elected will hold office until the 2011 annual meeting of stockholders or until the election and qualification of their successors. Each of the Class II director nominees has indicated that he is willing and able to serve as a director, if elected. In the event that any nominee is unable or declines to serve, the proxies will be voted for the election of any alternate nominee as designated by the board of directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The nominees for Class II directors to serve until the 2011 annual meeting of stockholders are Messrs. Thomas H. O’Neill, Jr., Gregory D. Myers and Christopher D. Strong. The board of directors has nominated such directors to stand for re-election or election, as the case may be, as Class II members of the board. The board of directors has affirmatively determined that each of the nominees qualifies for election under the criteria for evaluation of directors described under “DIRECTOR NOMINATIONS-Minimum Qualifications for Director Nominees and Board Member Attributes” on page 38 of this proxy statement. In addition, the board of directors has determined that each nominee, other than Mr. Strong, the Company’s current President and Chief Executive Officer, qualifies as being independent under all applicable regulations. Additional information can be found under “CORPORATE GOVERNANCE-Director Independence” on page 22 of this proxy statement.

Biographical information regarding each nominee is provided under “MANAGEMENT OF THE COMPANY—Executive Officers and Directors” above.

The board of directors recommends you vote FOR the election of each Class II nominee listed above.

ITEM 2—APPROVAL OF AMENDMENTS TO THE AMENDED 2005 STOCK OPTION PLAN

The compensation committee has recommended, and, the board of directors has adopted, subject to the approval of stockholders, the Union Drilling, Inc. Amended and Restated 2005 Stock Incentive Plan. If approved by the Company’s stockholders, the Amended 2005 Stock Option Plan will be amended to provide that the Company may grant shares of restricted stock and restricted stock units under the plan and to change the name of the Amended 2005 Stock Option Plan to the “Union Drilling, Inc. Amended and Restated 2005 Stock Incentive Plan.”

The Company previously has not made restricted stock or restricted stock unit (“RSU”) awards. The board of directors believes, however, that restricted stock and RSUs, in addition to stock option grants, will be an important factor in attracting, retaining, motivating and rewarding key personnel and will more closely align the interests of the recipients of those awards and grants with those of the Company’s stockholders. Having this flexibility is a necessary component of the Company’s future compensation philosophy.

The following summary of the major features of the proposed Amended and Restated 2005 Stock Incentive Plan (the “Plan”), is subject to the specific provisions in the full text of the Plan set forth in Appendix A to this proxy statement.

Purpose of the Plan

The purpose of the Plan is to enable the Company to attract and retain persons of outstanding competence to serve as directors, officers and employees of the Company and to encourage such directors, officers and employees to continue to exert their best efforts on behalf of the Company and its subsidiaries and affiliates.

Description of the Plan

Shares Available Under the Plan. When first approved by the Company’s stockholders, the Amended 2005 Stock Option Plan originally authorized the issuance of 600,000 shares. However, as a result of the stock dividend declared by the board, and effected by the Company in October 2005, the number of shares of the Company’s common stock issuable under the plan increased to 1,579,552. The proposed amendment does not increase this authorized number of issuable shares. Shares underlying any award that is forfeited or otherwise not earned in whole or in part will again become available for grant under the Plan.

Administration of the Plan. The Plan will be administered and construed by the compensation committee of the board, or by the board, provided that the compensation committee will not have authority to amend the Plan. The compensation committee will have the power and authority to manage and control the operations and administration of the Plan, including

•	selecting the individuals to whom stock option grants and restricted stock awards, including RSUs, will be made,

•	determining the number of stock options or shares of restricted stock or RSUs to be granted to each individual,

•	determining the form, terms and conditions of each award agreement, including the performance targets, if any, to be satisfied,

•	determining the length of any vesting period or the restriction period for any award (but, in the case of restricted stock (or RSUs) with performance targets, with a length of not less than one year),

•

determining whether to designate if a restricted stock, or RSU, grant is intended to be “performance-based compensation” as such term is used in Section 162(m) of the Internal Revenue Code of 1986, as amended (“IRC”),

•	interpreting and administering the Plan and any instrument or agreement relating to, or grant or award made under, the Plan,

•	establishing, amending, suspending, rescinding or waiving any rules and regulations relating to the Plan,

•	appointing any agents for the proper administration of the Plan, and

•	making any other determination and taking any other action that it deems necessary or desirable for the administration of the Plan.

As awards are granted at the sole discretion of the compensation committee, at this time the committee cannot determine either the benefits or amounts that will be received in the future under the Plan, or the benefits or amounts which would have been received or allocated for the 2007 fiscal year had the Plan been in effect during such time. Because such benefits or amounts are not determinable at this time, the board has omitted the table required by Item 10(a)(2) of Schedule 14A pursuant to Item 10(a)(2)(iii).

Eligibility. The Company may award stock options or grant restricted stock or RSUs to the following persons under the Plan: (a) present members of the board, (b) persons holding an office of the Company or the board under the amended and restated by-laws of the Company, whether or not a salaried employee of the Company or any of its subsidiaries or affiliates (which qualify as a “subsidiary corporation” of the Company as that term is defined in the IRC) and (c) employees of the Company or its subsidiaries or affiliates (which qualify as a “subsidiary corporation” as described above) who, in the judgment of the compensation committee, are responsible for or contribute to the growth or profitability of the business of the Company or such of its subsidiaries or affiliates. Currently, there are seven present members of the board, three present Company officers and approximately 25 employees as described in clause (c) above. Holders of equity awards issued by a company acquired by the Company or with which the Company combines are also eligible for awards under the Plan.

Stock Option Grants. Stock options granted under the Plan to an officer, director or employee entitle him or her to purchase shares of the Company’s common stock at some future time at a price determined by the compensation committee. In determining an option’s exercise price, the compensation committee may not establish an exercise price lower than either (i) the fair market value, as of the grant date, of the Company’s common stock for which the option may be exercised, or (ii) if the committee elects to issue incentive stock options to an employee holding at least ten percent (10%) of the total shares of all classes of the Company’s equity securities, one hundred ten percent (110%) of the fair market value, as of the grant date, of the Company’s common stock for which the option may be exercised. Stock options are typically granted with a four year vesting period.

Generally, each stock option granted under the Plan will expire on the tenth anniversary of the grant date, unless expiring earlier upon the occurrence of the situations described below.

If an employee of the Company or its affiliates or subsidiaries ceases to be an employee (i) by reason of retirement, his or her options may be exercised to the extent that he or she was entitled to do so on the date of retirement, at any time within twelve months of the date of retirement, (ii) by reason of death or disability, he or she (or his or her beneficiary in the case of death) may exercise all outstanding options at any time within twelve months of the date of employment termination, (iii) as a result of involuntarily termination without cause, or because he or she voluntarily terminates his or her employment, his or her options may be exercised to the extent that he or she was entitled to do so on the date of such termination, at any time within three months of such date, unless, in the case of an employee’s voluntary termination, the compensation committee should determine to otherwise cancel such options, or (iv) because of an involuntary termination for cause, all outstanding stock options held by such person will be forfeited as of the date of termination. Upon the occurrence of any of the foregoing situations, in no event will any stock options be exercisable on a date which is later than the tenth anniversary of the grant date. All outstanding stock options held by a non-employee director of the Company will be exercisable for a period of twelve months after the date such director ceases serving on the board of directors, unless the compensation committee determines to limit the acceleration of vesting on any unvested options for any reason.

Restricted Stock Awards. Under the Plan, the compensation committee may award qualifying directors, officers and employees shares of restricted stock, or awards of RSUs. The restricted stock or RSUs will be subject to a vesting schedule determined by the compensation committee and will be subject to restrictions regarding sale, assignment, transfer, pledge, or other encumbrance, provided that these restrictions will terminate after a period of time established by the compensation committee, not to exceed a period of 10 years from the award date. The compensation committee will provide by written agreement the conditions under which shares of restricted stock or RSUs will be forfeited (if at all) in the event an individual’s employment or service terminates during the vesting period, or if any performance vesting criteria established by the committee are not satisfied.

Generally, in the event that the person receiving a restricted stock or RSU award ceases to be an officer or employee prior to the expiration of the vesting period or period of restrictions, the shares or units underlying such award will be forfeited. However, if the recipient of such an award has his or her employment terminated by reason of death, disability or for any other reason as the compensation committee may determine, all restrictions under the Plan will terminate regarding the restricted stock or RSUs awarded. If the restricted stock fails to vest as specified in the applicable award agreement, the shares of restricted stock will be canceled and forfeited. In the event a director is awarded restricted stock or RSUs, upon such director’s cessation of board service, unless the committee should determine otherwise, the award will fully accelerate and vest.

In accordance with IRC Section 162(m), if a restricted stock award or RSU award is intended to be “performance-based compensation” it will vest only after such person fulfills certain pre-specified performance goals. These performance goals will be established by the compensation committee in accordance with the requirements of Section 162(m) and will be set forth in a written award agreement between the Company and the officer recipient. The compensation committee may subject the vesting of the restricted stock or RSU award to any restriction it deems appropriate, including the achievement of certain performance targets. The performance targets the committee may designate, if it desires to qualify any compensation under Section 162(m), will be based on one or more of the following criteria: earnings per share; return on assets; return on equity; return on invested capital; total revenue; selling, general and administrative expenses; SG&A expenses as a percentage of revenue; net profit after income taxes; net profit before income taxes; earnings before interest, income taxes, depreciation and amortization (EBITDA); gross margin; free cash flow; economic value added; total stockholder return; stock price; stock price compared to a peer group; market capitalization; and market share. Any of such criteria may be measured on an absolute or relative basis, on a simple, cumulative or compound basis and may relate to the Company as a whole or to any one or more units thereof.

Transfer Restrictions. No awards under the Plan may be transferred, sold, exchanged, pledged or otherwise disposed of during the vesting or restricted period, or prior to settlement thereof, other than by a recipient’s last will and testament, by the applicable laws of descent and distribution, a qualified domestic relations order (if applicable) or as otherwise determined by the compensation committee.

Voting and Dividend Rights. At the time of an award of restricted stock, the compensation committee will specify the restricted stockholder’s voting and dividend rights, if any, until the shares of restricted stock either vest or are forfeited. The holder of a stock option or an RSU has no voting or dividend rights unless and until such award is exercised or settled and shares are received. Holders of RSUs may receive dividend equivalents, if and to the extent that the compensation committee shall determine.

Change in Control. The compensation committee may in its sole discretion provide that, with the award holder’s consent, upon the occurrence of any event which the compensation committee determines to be a change in control of the Company, or upon a termination of employment following such an event, the vesting, exercisability and/or settlement of any award may be accelerated.

Maximum Grant Amount. During any calendar year, no stock option grant will exceed 658,147 shares to any one person and no restricted stock or RSU award may be awarded for more than an aggregate of 300,000 shares to any single person (in each case subject to adjustment in the event of a stock dividend, stock split or other change in capitalization). No more than 40% of the total number of shares authorized for issuance under the Plan may be subject to awards of restricted stock or restricted stock units.

Other Provisions. The Plan is not qualified under IRC Section 401(a) and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. The Plan contains provisions to prevent dilution in the case of stock dividends, stock splits and changes in the structure of the Company’s common stock. The Plan may be amended, modified, or discontinued at any time by the board, except that the board does not have the ability to adversely affect or impair any outstanding award without the consent of the person holding that award. Under Nasdaq listing standards and applicable law, including Section 162(m), certain amendments to the Plan may require stockholder approval.

The Plan is required by Nasdaq rules to be approved by the Company’s stockholders. If it is not approved, it will not be adopted, and the Amended 2005 Stock Option Plan will remain in effect in accordance with its terms.

Federal Income Tax Consequences

The following discussion of the Federal tax consequences of the Plan is based on the provisions of the IRC currently in effect, current regulations, and administrative rulings of the Internal Revenue Service. The discussion is limited to the tax consequences on United States citizens and does not consider the potential impact of state or local tax laws. It is not intended to be a complete discussion of all of the United States income tax consequences of the Plan or of all of the requirements that must be satisfied to qualify for the tax treatment described in this discussion. Changes in the law and the regulations may modify the discussion, and, in some cases, changes may be retroactive. In addition, tax consequences may vary depending upon the personal circumstances of individual holders of stock.

Non-Qualified Stock Options. An optionee will not recognize any taxable income upon the grant of nonqualified stock option (“NQSO”) and the Company will not be entitled to a tax deduction regarding the grant of an NQSO. Upon exercise of an NQSO, the excess of the fair market value of the underlying shares of common stock on the exercise date over the option exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. The Company will generally be entitled to a tax deduction at such time in the amount of the compensation income. The optionee’s tax basis for the shares received pursuant to the exercise of an NQSO will equal the sum of the compensation income recognized and the exercise price.

In the event of a sale of shares received upon the exercise of an NQSO, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such shares is more than one year.

Incentive Stock Options. An optionee will not recognize any taxable income at the time of grant or timely exercise of an option intended to qualify under IRC Section 422 (an “ISO”) and the Company will not be entitled to a tax deduction regarding such grant or exercise. Exercise of an ISO may, however, give rise to taxable compensation income subject to applicable withholding taxes, and a tax deduction to the Company, if the ISO is not exercised on a timely basis (generally, while the optionee is employed by the Company or within 90 days after termination of employment) or if the optionee subsequently engages in a “disqualifying disposition,” as described below. Also, the excess of the fair market value of the underlying shares on the date of exercise over the exercise price will be an item of income for purposes of the optionee’s alternative minimum tax in the year of exercise.

A sale or exchange by an optionee of shares acquired upon the exercise of an ISO more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the ISO will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the ISO or within one year from the date of transfer of the ISO shares to the optionee, such sale or exchange will generally constitute a “disqualifying disposition” of such shares that will have the following results: any excess of (i) the lesser of (a) the fair market value of the shares at the time of exercise of the ISO and (b) the amount realized on such disqualifying disposition of the shares over (ii) the option exercise price of such shares, will be ordinary income to the optionee, subject to applicable withholding taxes, and the Company will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by the Company.

Restricted Stock. Unless an individual makes an election under IRC Section 83(b), as described below, the individual will generally recognize ordinary compensation income in an amount equal to the fair market value of the shares subject to the award of restricted stock at the time the restricted stock ceases to be subject to forfeiture. If no such election is made, dividends paid on the shares of restricted stock during the restriction period are treated as compensation income of the recipient in the year received and the Company will be entitled to a corresponding deduction. The holding period for long-term capital gains purposes will not begin to run until the stock becomes unrestricted.

If a Section 83(b) election is made within the required period of thirty days after receipt of the restricted stock, the individual will be immediately taxed, as compensation income, on the fair market value of the restricted stock issued, valued on the date of award. Any dividends received on restricted stock as to which an 83(b) election has been made will be treated as ordinary dividend income and the Company will not be entitled to any deduction in respect thereto. If an 83(b) election is made, an individual’s holding period for long-term capital gains purposes begins to run on receipt of the restricted stock. A forfeiture of restricted stock after an 83(b) election is made, even though the individual has included the stock as income, does not entitle the person to a tax deductible loss if no amount was paid for the restricted stock.

A recipient of an award of RSUs will generally recognize ordinary income at the time the award is settled, and cash or shares are received, in an amount equal to the value of the stock or cash received. Section 409A of the IRC may require that settlement of restricted stock unit awards be delayed for as long as six months after the holder incurs a separation from service.

Subject to the limitations of deductibility contained in IRC Section 162(m), the Company will receive a deduction for Federal income tax purposes equal to the compensation income recognized by the individual receiving the award. Section 162(m) generally limits the deduction of compensation paid to certain senior executives of the Company that does not meet the requirements to constitute “qualified performance based compensation” under Section 162(m) to not more than $1,000,000 per person per year.

Equity Compensation Plan Information

The following table provides summary information as of December 31, 2007, relating to the Company’s equity compensation plans in which common stock is authorized for issuance.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in first column)
Equity compensation plans approved by stockholders (1)	746,375	$12.03	1,110,436
Equity compensation plans not approved by stockholders (2)	98,722	$2.51	—

Total	845,097	$10.92	1,110,436

(1)	Includes the Amended and Restated 2000 Stock Option Plan and the Amended 2005 Stock Option Plan.
(2)	Represents 98,722 shares granted to Christopher D. Strong on May 13, 1999 under that certain stock option plan and agreement of same date.

Amended and Restated 2000 Stock Option Plan. This plan permits the granting of up to 1,579,552 shares in the form of either incentive stock options or non-qualified stock options, or a combination of both. Grants of restricted stock are not authorized under the plan. The Amended and Restated 2000 Stock Option Plan provides that the maximum number of shares of the Company’s common stock that an eligible employee may receive in any calendar year with respect to options may not exceed 250,000 shares.

Amended 2005 Stock Option Plan. This plan permits the granting of up to 1,579,552 shares in the form of either incentive stock options or non-qualified stock options, or a combination of both. Grants of restricted stock are not authorized under the plan. The Amended 2005 Stock Option Plan provides that the maximum number of shares of the Company’s common stock that an eligible employee may receive in any calendar year with respect to options may not exceed 250,000 shares (or 658,147 shares if Item 2 is approved).

Plans in General. Stock options may currently be granted under the Amended and Restated 2000 Stock Option Plan and the Amended 2005 Stock Option Plan. Both plans provide for grants of incentive stock options, non-qualified stock options, or some combination thereof, provided that there may not be a grant of incentive stock options when (as of the option grant date) the aggregate fair market value of the stock for which all such options are exercisable exceeds $100,000. Under both plans, all options are awarded at an exercise price determined by the board, provided that the exercise price must be at least the fair market value, as of the grant date, of the common stock for which the option may be exercised. If the board elects to issue incentive stock options to an employee holding at least ten percent (10%) of the total shares of all classes of the Company’s equity securities, the exercise price for such options must be at least one hundred ten percent (110%) of the fair market value, as of the grant date, of the common stock for which the option may be exercised. The board also determines the vesting date of each option granted under these plans, along with the length of the exercise period, provided that the exercise period for an incentive stock option granted to an employee holding at least ten percent (10%) of the Company’s common stock (as described above) may not exceed five years from the grant date. For the determinations made pursuant to these plans, the term “fair market value” means either the closing sales price of one share of the Company’s common stock on the grant date, the closing sales price of one share of the Company’s common stock on the most recent date with reported sales on the principal exchange on which the stock is listed (if no sales have taken place on the grant date), or a value as determined by the board (if the Company’s shares of stock are not publicly traded) by reasonable application of a reasonable valuation method.

Currently, neither the Amended and Restated 2000 Stock Option Plan nor the Amended 2005 Stock Option Plan allow for the granting of restricted stock to the Company’s officers, directors or employees. The Company is seeking approval to amend the Amended 2005 Stock Option Plan to allow for restricted stock or restricted stock unit awards. If stockholder approval is granted, the compensation committee would have the ability to issue shares of restricted stock, or restricted stock units, to officers, directors or certain employees and, if desired, could designate certain awards as “performance-based.” Any restricted stock or RSUs awarded under this amended plan will be subject to certain restrictions on sale, assignment, transfer, pledge, or other encumbrance and would also be subject to the Company’s right of reversion. These restrictions will terminate under certain circumstances or after a pre-established time period.

In October 2005, the Company effected a stock dividend of 1.6325872 shares for each then outstanding share of common stock. As a result of this dividend, the number of shares authorized to be subject to purchase through exercise of the stock options granted under each plan increased from 600,000 to 1,579,552 shares. The limitations on issuance of shares are subject to adjustment upon the occurrence of certain recapitalization events, including a stock split or dividend, by the Company. If the stockholders of the Company approve Item 2 as described above, the number of shares authorized to be issued under the Amended and Restated 2005 Stock Incentive Plan, either upon exercise of stock options or the issuance of restricted stock or RSUs, would not change and thus be limited to the 1,579,552 shares of the Company’s common stock currently authorized.

The board of directors recommends you vote FOR the approval of the Amended and Restated 2005 Stock Incentive Plan.

ITEM 3—RATIFICATION OF THE SELECTION OF THE INDEPENDENT AUDITORS

The audit committee of our board of directors is empowered to annually appoint a firm of independent registered public accountants to serve as our auditors. The audit committee has selected Ernst & Young LLP to serve as the Company’s independent auditors for 2008, subject to ratification by the Company’s stockholders. Ernst & Young LLP served as the Company’s independent auditors in 2007.

Fees and Services of the Independent Auditors

Ernst & Young LLP performed the integrated audit of Union Drilling’s financial statements and internal control over financial reporting for the years ended December 31, 2007 and December 31, 2006, respectively. The following is a summary of the fees billed to Union Drilling by Ernst & Young LLP for professional services rendered for the years ended December 31, 2007 and December 31, 2006, respectively:

Fee Category	2007 Fees	2006 Fees
Audit fees	$530,000	$715,700
Audit-related fees	—	—
Tax fees	65,980	62,349
All other fees	—	—

Total fees	$595,980	$778,049

Audit Fees. Consist of fees billed for professional services rendered for the integrated audit of Union Drilling’s financial statements and internal control over financial reporting, including management’s assessment thereof, and review of the interim financial statements included in quarterly reports, along with services that only the independent auditors can provide. These services include statutory and regulatory filings or comfort letters, statutory audits, attestation services (except those not required by statute or regulation), and consents with respect to, assistance with, and review of certain documents filed with the SEC.

Audit-Related Fees. Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Union Drilling’s financial statements and are not reported under “Audit Fees.” These services would include accounting consultations in connection with acquisitions and other transactions, attestation services related to financial reporting that are not required by statute or regulation, and consultations concerning financial standards, as well as the impact of proposed accounting rules and standards.

Tax Fees. Consist of fees billed for tax services that are unrelated to the integrated audit of Union Drilling’s financial statements and internal control over financial reporting. These services include assistance regarding federal and state tax compliance, approved tax planning, review of returns and other tax advice.

All Other Fees. Consist of fees for products and services other than the services reported above.

Policy for Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The audit committee’s policy is to pre-approve all audit, audit-related and permissible non-audit services provided by the independent auditors. Pre-approval is generally provided for up to one calendar year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to, and do, periodically report to the audit committee regarding the extent of services provided by the independent auditors in accordance with any pre-approval, along with the fees for the services performed to date. The audit committee may also pre-approve particular services on a case-by-case basis. The committee separately pre-approved all audit, audit-related, tax and other services provided by Ernst & Young LLP for the year ended December 31, 2007.

In connection with its pre-approval, the audit committee considers whether the provision of any permissible non-audit services is compatible with maintaining the independence of the independent auditors. The committee has determined the provision of the permissible non-audit services described above is compatible with maintaining Ernst & Young LLP’s independence.

Other Information

Although the audit committee has sole authority to appoint the auditors, it is seeking the opinion of the stockholders regarding the appointment of Ernst & Young LLP as independent auditors for 2008. For this reason, stockholders are being asked to ratify this appointment. If the appointment is not ratified by the stockholders, the audit committee will take that fact into consideration, but may, nevertheless, continue to retain Ernst & Young LLP.

One or more representatives of Ernst & Young LLP are expected to attend the annual meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement.

The board of directors recommends you vote FOR the ratification of the appointment of Ernst & Young LLP as independent auditors for 2008.

AUDIT COMMITTEE REPORT

The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent the Company specifically incorporates this report by reference therein.

Respective Responsibilities of the Committee, Management and the Independent Auditors

As discussed in its charter, the primary responsibility of the audit committee is to oversee the Company’s financial controls (including appropriate disclosure controls and procedures and internal control over financial reporting) and reporting processes on behalf of the board and to report the results of its activities to the board. Management is responsible for preparing the Company’s financial statements. Ernst & Young LLP, the Company’s independent auditor, is responsible for performing an integrated audit of the Company’s financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States).

The function of the committee is to provide business, financial and accounting oversight at the board level, along with advice, counsel, and direction to management and the independent auditors on the basis of information it receives, discussions with management and the independent auditors, and the experience of the committee’s members. The committee’s role is not intended to duplicate or to certify the activities of management and/or the independent auditors.

Independence of Committee Members

Each of the members of the committee meets the independence and experience requirements of Nasdaq and the SEC. Additionally, the board of directors has affirmatively determined that Mr. McHugh qualifies as an “audit committee financial expert” within the meaning of SEC regulations and that each audit committee member is financially literate.

Committee Charter

The audit committee has adopted, and annually reviews, a charter outlining the practices that it follows. The charter complies with all current regulatory requirements of Nasdaq and the SEC. A copy of the current charter is posted on the Company’s website, www.uniondrilling.com.

Discussions of the Committee

Throughout 2007, the committee met and held many discussions with management and the independent auditors. The committee also held a number of meetings, without members of management present, in separate executive sessions with the Company’s Chief Financial Officer, internal auditor and independent auditors.

Among other things, during these meetings, the committee reviewed and discussed the Company’s audited financial statements with the Company’s management and the independent auditors. The committee also discussed with the independent auditors other matters required to be discussed by the independent auditors with the committee under Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees), which include, among other items, matters related to the conduct of the audit of the Company’s financial statements. The committee also received and discussed with the independent auditors their annual written report on their independence from the Company and its management, which is issued under Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors their independence. These discussions with the independent auditors included an examination of whether the provision of non-audit services provided by them to the Company during 2007 was compatible with the auditors’ independence. In addition, the committee obtained and reviewed a report by the independent auditors describing the firm’s internal quality-control procedures and related matters.

The committee also reviewed key initiatives and programs aimed at maintaining and strengthening the effectiveness of the Company’s internal control over financial reporting and disclosure control and procedures. As part of this process, the committee continues to monitor the scope and adequacy of the Company’s internal auditing program, and to review staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

In reliance on these reviews and discussions, and the report of the independent auditors, the committee recommended to the board of directors that the audited financial statements be included in Union Drilling’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC, and selected Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2008.

M. Joseph McHugh (Chair)

Thomas M. Mercer, Jr.

Ronald Harrell

MEETINGS AND COMMITTEES OF THE BOARD

Information about Meetings, Attendance and Committees

In 2007, the board of directors held four meetings (all in person), and committees of the board of directors held a total of 20 meetings (both in person and by telephone). Two directors attended at least 83%, and five directors attended 100%, of the aggregate of all meetings of the board of directors and the committees on which he served during 2007. Consequently, average attendance by the incumbent directors was 95% for the full year.

The board has three standing committees: the audit committee, the corporate governance and nominating committee and the compensation committee. These standing committees are composed entirely of independent, non-employee directors.

Executive sessions without the Company’s management present are scheduled at each board and committee meeting. The board of directors and each committee of the board separately conducted a self-assessment of their 2007 performance.

Board Committees and Functions

Audit Committee

Members:	Three independent, non-employee directors • M. Joseph McHugh (Chair) • Thomas M. Mercer, Jr. • Ronald Harrell

Number of Meetings Held in 2007: 8

Functions:

•        Assists the board of directors in fulfilling its oversight responsibilities regarding the integrity of Union Drilling’s

•        financial statements,

•        financial reporting and disclosure control process,

•        systems of internal accounting and financial controls,

•        internal audit function,

•        annual independent integrated audit of its financial statements and internal control over financial reporting, and

•        compliance with legal and regulatory requirements.

•        Oversees Union Drilling’s financial controls (including appropriate disclosure controls and procedures and internal control over financial reporting).

•        Oversees and evaluates the performance of Union Drilling’s independent registered public accounting firm (the “independent auditors”), including a review and evaluation of the independent auditors’ qualifications and independence, the engagement partner and the quality review partner.

•        Seeks to maintain free and open communication among the committee, independent auditors, the internal auditors and management.

•        Produces an annual report for inclusion in the proxy statement.

Financial Experts:

The board of directors has unanimously determined that each member of the audit committee is financially literate under Nasdaq listing standards and that at least one member has financial management expertise. Additionally, the board of directors has unanimously determined that Mr. McHugh qualifies as an “audit committee financial expert” within the meaning of SEC regulations.

Corporate Governance and Nominating Committee

Members:	Three independent, non-employee directors • T.J. Glauthier (Chair) • Thomas M. Mercer, Jr. • Gregory D. Myers

Number of Meetings Held in 2007: 2

Functions:

•        Develops, recommends, implements and maintains Union Drilling’s Corporate Governance Guidelines.

•        Identifies and recommends directors and committee members.

•        Oversees the board’s structure, size and performance.

•        Oversees board and committee self-evaluation process.

•        Oversees Union Drilling’s Code of Ethics.

•        Reviews potential conflict of interest and related-person transaction issues.

Compensation Committee

Members:	Three independent, non-employee directors • Thomas M. Mercer, Jr. (Chair) • Thomas H. O’Neill, Jr. • Gregory D. Myers

Number of Meetings Held in 2007: 10

Functions:

•        Reviews and approves annually the corporate goals and objectives related to the CEO’s compensation, evaluates the CEO’s performance in light of the goals and objectives and, based on this evaluation, sets the CEO’s annual compensation.

•        Appoints our executive officers.

•        Approves annually the overall compensation methodology for our executive officers, as well as the individual compensation components of this overall methodology.

•        Oversees and administers our incentive compensation and equity-based compensation plans and other benefit plans.

•        Reviews and discusses the compensation discussion and analysis section, included in the proxy statement, with management and produces an annual report for inclusion in the proxy statement.

Committee Charters

A copy of the charters of each standing committee may be found on our corporate website, www.uniondrilling.com, under the heading “Investor Relations” and the sub-headings “Corporate Governance” and “Essential Governance Documents.” You can also obtain a copy of each of these charters by mailing a request to Union Drilling, Inc., Attn: Corporate Secretary, 4055 International Plaza, Suite 610, Fort Worth, Texas 76109. Each committee annually reviews its written charter and recommended changes, if any, are presented to the board of directors for approval.

NON-EMPLOYEE DIRECTOR COMPENSATION

The board was paid during 2007 pursuant to a standard compensation package for non-employee directors consisting of an annual retainer in the amount of $25,000, an attendance fee of $1,000 per board meeting attended in person and $500 per board meeting attended via teleconference, an annual retainer for serving as chair of the audit committee in the amount of $10,000, an annual retainer for serving as chair of either the compensation committee or the corporate governance and nominating committee in the amount of $5,000, an attendance fee of $500 for each committee meeting attended in person or by teleconference, reimbursement of reasonable travel and other out-of-pocket expenses to attend board and board committee meetings and a grant of non-statutory stock options.

In November 2007, upon the recommendation of the corporate governance and nominating committee (after input from the compensation committee), the board of directors approved a new compensation program for non-employee directors. The non-equity components of this program are: an annual board retainer of $30,000 (previously $25,000); meeting attendance fees of $1,500 for each board and committee meeting attended in person (previously $1,000 and $500, respectively) and $1,000 for each board and committee meeting attended via teleconference (previously $500); non-executive board chairman fee of $25,000 (new); committee chair retainers of $10,000 for audit committee (no change) and compensation committee (previously $5,000) and $5,000 for corporate governance and nominating committee (no change). The changes to the cash compensation component did not become effective until January 1, 2008. The equity component of non-employee director compensation is designed to annually deliver, either by stock option grants, restricted stock or restricted stock unit awards, or a combination thereof, approximately $50,000 of value to each non-employee director. It is the boards’ intention that the equity component equal, as nearly as possible, one-half of each director’s annual compensation for serving on Union Drilling’s board.

Components of Non-Employee Director Compensation

While this is not presently an issue, any director who is an employee of Union Drilling would receive no additional compensation for serving on the board of directors. The following table lists the non-employee director compensation components in 2007, which were as follows:

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)	Option Awards ($) (2)
Thomas H. O’Neill, Jr. (3)	$—	—	$7,141
Howard I. Hoffen (3)	—	—	7,141
Gregory D. Myers (3)	—	—	7,141
Thomas M. Mercer, Jr.	42,667	—	19,661
M. Joseph McHugh	41,500	—	20,070
T.J. Glauthier	33,167	—	21,359
Ronald Harrell	33,000	—	15,657

(1)	Reflects fees earned by non-employee directors in 2007.

(2)	Reflects the compensation expense recognized in our financial statements for fiscal year 2007 for stock options granted to non-employee directors. Compensation expense was computed in accordance with SFAS 123(R). A discussion of the assumptions used in calculating these values may be found in Note 2 to our financial statements in our Form 10-K for the year ended December 31, 2007, as filed with the SEC. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service- based vesting conditions. The aggregate grant date fair value of the stock option grants made in 2007 was $34,119 for the 7,351 shares underlying the grant to each director.
(3)	In 2007, Messrs. O’Neill, Hoffen and Myers voluntarily elected not to receive any cash compensation for serving as a board member.

CORPORATE GOVERNANCE

Director Independence

The Company is subject to the listing standards adopted by Nasdaq, including the Nasdaq director independence requirements. The full text of the Nasdaq listing requirements can be found on its website (www.nasdaq.com). As of the date hereof, all board members meet such independence requirements.

Pursuant to the Nasdaq listing requirements, the board undertook its annual review of director independence in March 2008. During this review, the board considered whether any transactions and relationships existed between each director, or any member of his immediate family or their respective affiliates, and the Company. The board also examined whether any transactions and relationships existed between the directors, or their affiliates, and members of the Company’s senior management or their affiliates. As provided in the Nasdaq listing requirements, the purpose of this review was to determine whether any such relationships or transactions existed, and if so, whether they were inconsistent with a determination that the director is independent.

As a result of this review, the board affirmatively determined that, other than Christopher D. Strong, the Company’s current President and CEO, each director nominated for election at the 2008 annual meeting is independent of the Company and its management under the standards set forth in the Nasdaq listing requirements. In addition, as further required by the Nasdaq listing standards, the board has made an affirmative determination as to Thomas H. O’Neill, Jr. and Gregory D. Myers that no material relationships exists between such director nominee and the Company which, in the opinion of the board, compromises his independence or interferes with his exercise of independent judgment.

Communications with Directors

Stockholders and other parties interested in communicating directly and confidentially with the non-employee directors as a group may do so by writing to: Chairman of the Board of Directors, Attn: Corporate Secretary, Union Drilling, Inc., 4055 International Plaza, Suite 610, Fort Worth, Texas 76109, in an envelope marked “Confidential.” The Corporate Secretary of the Company will promptly forward, unopened, to the Chairman of the Board of Directors all such correspondence. In addition, if you wish to communicate generally with the board you may do so by writing to: Corporate Secretary, Union Drilling, Inc., 4055 International Plaza, Suite 610, Fort Worth, Texas 76109. The Corporate Secretary will review all such non-confidential correspondence and will either forward to the board of directors a summary of all correspondence, or copies of actual correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the board of directors or its committees or that he otherwise determines requires board attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the board of directors and request copies of any such non-confidential correspondence.

Any stockholder or employee may submit at any time a good faith complaint regarding any accounting, accounting controls, internal controls or auditing matters concerning the Company without fear of dismissal or retaliation of any kind. All such complaints are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the audit committee regarding such matters. Confidential, anonymous reports may be made by writing to the: Chair of the Audit Committee, Attn: Corporate Secretary, Union Drilling, Inc., 4055 International Plaza, Suite 610, Fort Worth, Texas 76109, in an envelope marked “Confidential.” The Corporate Secretary of the Company will promptly forward, unopened, to the audit committee chairman all such correspondence.

These policies and procedures are not intended to alter or amend the requirements a stockholder must satisfy in order to (i) present a stockholder proposal at a meeting of stockholders, (ii) nominate a candidate for the board of directors, or (iii) recommend a candidate for the board of directors for consideration by the corporate governance and nominating committee, whether set forth in the Company’s amended and restated by-laws, the policies or procedures regarding director nominations followed by the corporate governance and nominating committee or Rule 14a-8 of the Securities Exchange Act of 1934, to the extent applicable.

The Company encourages all directors to attend the annual stockholders’ meetings.

Code of Ethics

Union Drilling has adopted a written code of ethics, which sets forth its expected standards of business conduct and which is applicable to all employees, including our Chief Executive Officer, our principal financial officer, principal accounting officer or controller, and persons performing similar functions (each a “principal officer”), as well as the directors of the Company. Our code of ethics satisfies the SEC’s definition of, and requirements for, such a code. A copy of our code of ethics is available on our corporate website, www.uniondrilling.com. The Company intends to post amendments to, or waivers from, its code of ethics (to the extent applicable to or affecting any principal officer or director) on its website. The corporate governance and nominating committee, and when appropriate in conjunction with the audit committee, reviews and oversees compliance with the code of ethics.

Corporate Governance Guidelines

The board of directors previously has utilized various policies and procedures regarding corporate governance. In August 2007, the board approved the incorporation of these policies and procedures into its Corporate Governance Guidelines. These guidelines are intended to provide effective governance of the business and affairs of the Company for the long-term benefit of its stockholders. You can review a copy of the Company’s Corporate Governance Guidelines on our corporate website, www.uniondrilling.com, under the heading “Investor Relations” and the sub-headings “Corporate Governance” and “Essential Governance Documents.” Additionally, you can obtain a copy of the Corporate Governance Guidelines by mailing a request to Union Drilling, Inc., Attn: Corporate Secretary, 4055 International Plaza, Suite 610, Fort Worth, Texas 76109.

Responsibilities of the Board of Directors

The Corporate Governance Guidelines provide that the responsibilities of the board are to:

•	Oversee legal compliance and ethical conduct.

•

Select the Chief Executive Officer and other executive officers with due care, and establish compensation and benefits for these executives that, in addition to appropriate base salaries, will include appropriate performance-based bonuses and incentive compensation.

•	Evaluate the performance of the Chief Executive Officer and other executive officers and make changes as may be required, in the sole discretion of the board of directors.

•	Provide oversight of senior management succession planning and, in the case of Chief Executive Officer succession planning, assume sole responsibility for the selection process and decision.

•	Review and approve the Company’s long-term and short-term strategic business and financial plans, and monitor regularly the Company’s performance regarding these plans and any associated risks.

•	Provide general advice and counsel to senior management.

•	Propose nominees, upon the recommendation of the corporate governance and nominating committee, for election as directors.

•	Implement effective corporate governance practices.

Structure of the Board of Directors

The Corporate Governance Guidelines set forth the following concerning the structure of the board of directors and directors in general:

•	The board of directors determines the number of directors to serve thereon and will periodically review the board’s size and will make adjustments when deemed appropriate.

•

A majority of the directors must be “independent,” under Nasdaq listing standards and under applicable laws and regulations. It is the goal and present practice of the board of directors that at least 75% of the directors be independent.

•	Only independent, non-employee directors can serve on the audit committee, the corporate governance and nominating committee and the compensation committee.

•	Executive sessions will be held at each in person meeting of the board.

•	Directors are elected to serve a three year term.

•	Directors are expected to attend regularly scheduled board and committee meetings and to use their best efforts to attend non-regularly scheduled board and committee meetings.

Desired Characteristics of Individual Directors and the Board

•

The board of directors is required to be composed of a majority of independent, non-employee directors with a diverse range of skills, ages, expertise and occupational backgrounds. As such, when considering and evaluating potential board nominees, the competencies of the entire board and characteristics of individual directors will be considered.

•	Nominees to the board of directors may be identified by various methods, including by stockholder nomination, director search firms or by present board members.

•

Potential new and incumbent directors should demonstrate or possess the following personal characteristics: independence (if non-employee); personal and professional integrity; breadth of experience; knowledge about the energy services industry; and a willingness to devote the necessary time and effort to fulfilling his/her responsibilities to the board.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed with management the compensation discussion and analysis included in this proxy statement and, based on such review and discussion, has recommended to the board of directors that the compensation discussion and analysis be included in this proxy statement.

Thomas M. Mercer, Jr. (Chair)

Gregory D. Myers

Thomas H. O’Neill, Jr.

The compensation committee consists entirely of the above-listed independent directors. Each member of the committee has no professional, familial or financial relationship with any of the executive officers of Union Drilling, other than by virtue of his directorship with Union Drilling.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the compensation committee (i) was an officer or employee of the Company or a subsidiary of the Company during 2007, (ii) was formerly an officer of the Company or a subsidiary of the Company, or (iii) had any relationship required to be disclosed pursuant to Item 404 of Regulation S-K, except for the fact that Mr. O’Neill served as Chief Executive Officer of the Company from September 1997 to October 2000.

During fiscal 2007, none of the Company’s executive officers served as (i) a member of a compensation committee of another company, one of whose executive officers served on the Company’s compensation committee; (ii) a director of another company, one of whose executive officers served on the Company’s compensation committee; or (iii) a member of a compensation committee of another company, one of whose executive officers served as one of the Company’s directors.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) section discusses Union Drilling’s executive compensation program, including the compensation awarded to, earned by, or paid to our named executive officers and the material elements of their compensation. Our “named executive officers,” who were employees at December 31, 2007, are

•	Christopher D. Strong, President and Chief Executive Officer,

•	A.J. Verdecchia, Vice President, Chief Financial Officer and Treasurer, and

•	David S. Goldberg, Vice President, General Counsel and Corporate Secretary.

Union Drilling’s named executive officers for 2007 also include one former officer; such individual is listed in the Summary Compensation Table found below. Following the CD&A are tables and other information that explain the compensation for our currently serving named executive officers. We have historically operated our business with a small and tightly integrated management team, who we believe have the skills necessary to address the special requirements of our business. Our compensation system is one important factor in our ability to attract, retain and properly motivate the skilled individuals we need.

Compensation Philosophy and Objectives

The compensation committee (“Committee”) of the board of directors oversees the Company’s executive compensation program, as well as establishes and reviews the program’s overall compensation philosophy. We have designed our executive compensation programs to reward and retain our senior executives, as well as to encourage management actions that will increase stockholder value. We evaluate compensation levels relative to Company and individual performance and to industry norms to ensure that we maintain our ability to attract and retain outstanding employees in key positions. The Committee believes that the Company’s compensation program for its named executive officers should be designed to encourage and reward enhancement of stockholder value by linking the financial interest of these executives to the financial interests of the Company’s stockholders, including long-term stockholder value appreciation.

The program focuses on the following key objectives:

Union Drilling’s compensation program should encourage executive performance that benefits the organizational results by linking compensation to overall financial and stock price performance.

The Company’s compensation program for its named executive officers seeks to link compensation to the financial performance of the Company as a whole. Annual cash incentives, while entirely discretionary, are viewed in the context of whether certain corporate financial and operational goals were achieved. These annual incentives are periodically reviewed and modified, as appropriate, by the Committee. Similarly, the program seeks to provide a meaningful portion of each named executive officer’s compensation in the form of equity-based compensation, to align compensation with the Company’s long-term capital appreciation and to further enhance these executives’ alignment with the interests of stockholders.

Incentive compensation should constitute a greater part of total compensation for senior positions.

The Committee believes that total compensation should generally increase with position and responsibility and, as employees move to higher levels of responsibility with greater ability to influence the Company’s results, the percentage of their pay at risk should accordingly increase. As a result, the Company’s executive compensation program seeks to place an appropriate proportion of the named executive officers’ compensation “at risk” in the form of an annual cash bonus and equity-based award, which are tied to the Company’s overall operational, financial and stock performance. In exercising its judgment with regard to evaluating management performance and making other compensation decisions, the Committee reviews a variety of factors, including operating performance, execution of the Company’s business strategy and current plan, earnings performance on an absolute and relative basis, progress in implementing business development efforts, market levels of compensation in our industry, and any other factors and circumstances determined to be pertinent.

Incentive compensation should strike a balance between short-term and long-term performance.

The Company’s compensation plans seek to focus management on achieving short-term financial and operational goals in a manner that supports the Company’s long-term success and profitability. Consequently, the Company uses short-term incentives to reward effective ongoing management of corporate operations through annual performance incentives tied to the Company’s overall annual goals. Similarly, the Company uses long-term incentives to motivate the named executive officers toward long-term management of the business through prudent use of equity programs that focus management attention on increasing long-term stockholder value. Because the Company’s long-term success should be a priority for these executive officers, the Company’s compensation plan emphasizes long-term incentives for the named executive officers, through the long-term nature of equity-based compensation.

Union Drilling’s compensation levels should attract, retain, motivate and reward key executives through competitive salary and incentive plans.

The Company’s overall compensation levels are targeted to attract the type of talented individuals needed to achieve the long-term financial and operational strategy of the Company. The Committee sets compensation levels, the relative mix of compensation elements, annual incentive opportunities and long-term incentive grants based on its assessment of each executive’s position, responsibilities and performance. While certain elements of the Company’s compensation program are quantitative in nature, the Committee avoids an expressly formulaic approach to executive compensation decisions. As a result, the Committee also reviews a comparison of the Company’s compensation package to the aggregate compensation of executives of a peer group of contract drilling and energy services companies to determine the overall competitiveness of Union Drilling’s compensation package.

This peer group is generally selected based on the industry and business focus of the subject companies, as well as their overall revenue and market capitalization. In 2007, this peer group consisted of

• Allis-Chalmers Energy	• Hornbeck Offshore

• Basic Energy Services	• Newpark Resources

• Bronco Drilling	• Parker Drilling

• Carbo Ceramics	• Patterson –UTI

• Grey Wolf	• Pioneer Drilling

• Gulfmark Offshore	• Superior Well Services

• Gulf Island Fabrication	• T-3 Energy Services

• Helmerich & Payne	• Trico Marine Services

• Hercules Offshore	• Unit Corporation

• Horizon Offshore

Where appropriate, the target positions at these peer companies are adjusted to reflect Union Drilling’s scale and scope.

Role of Management in Compensation Decisions

Although the Committee oversees the Company’s executive compensation program, it also consults with the CEO in certain respects regarding this program. The Company’s CEO provides the Committee with performance information, analyses and data to assist the Committee in determining the types and amounts of compensation elements to be paid to the executive officers other than the CEO. The Committee utilizes these analyses, data and evaluations in its deliberations when setting the compensation levels for these executive officers.

The Committee may invite the CEO to be present at Committee meetings at which it discusses and evaluates executive compensation and Company performance for executives other than the CEO. While the Committee may solicit the CEO’s input and insight, suggestions or recommendations regarding compensation for other executives during these meetings and at other times, the Committee ultimately makes all determinations regarding executive compensation of the executive officers.

The Committee meets with the CEO to review his own compensation package, but likewise ultimately makes all decisions regarding the CEO’s compensation solely based upon the Committee’s and the board’s deliberations and evaluations.

Compensation Consultant

As authorized under its charter, the Committee from time to time utilizes an independent compensation consultant to assist the Committee in the performance of its duties and otherwise to advise the Committee regarding executive compensation issues. These issues may generally include the amount and form of executive compensation. During 2007, the Committee engaged the services of Frederic W. Cook & Co., Inc. (“FWC”). On all matters relating to executive compensation, FWC reports directly to the Committee.

During 2007, FWC provided the Committee with an analysis of competitive practices and compensation relevant to the Company’s executive jobs and industry. FWC also provided market survey data, as well as information regarding general compensation trends and issues. This information was utilized by the Committee in arriving at its recommendations for executive compensation in 2007.

Process for Setting Compensation

The Committee has structured the Company’s compensation program for the named executive officers, utilizing the compensation philosophy and objectives described above.

Generally speaking, it is the intent of the Committee that the named executive officers’ base salary be competitive with industry peers (adjusting for appropriate scale and scope differences) for their comparable positions, based on available published market survey data, including the data that was obtained in 2007 from FWC. The Committee also seeks to provide the Company’s named executive officers with an annual incentive award, which is comprised of a cash bonus component, as well as a long-term equity component. The Committee sets the target amount of the annual incentive award as a specified percentage of the base salary for the named executive officer using a range of percentages that is intended to be competitive with industry benchmarks based on the FWC market survey data.

While the Committee uses this market survey data as a general guide for determining compensation elements of the Company’s named executive officers, individual factors may cause the actual amount of compensation to vary from these targets. For example, in the case of new executive-level hires, the compensation may be set as a result of negotiations between the Company and the named executive officer. In the case of existing named executive officers, the actual compensation may vary as a result of the officers’ responsibilities, experience level and prior performance.

The Committee seeks to provide a significant portion of total compensation in the form of annual and long-term incentives, in light of the objectives set forth above. In 2007, the Committee targeted an allocation of the annual incentive award to be split two-thirds in cash and one-third in an equity award (which was in the form of a stock option grant, but in the future could be some other form of equity grant). To the extent restricted stock becomes an available alternative, the Committee proposes that the future mix of each equity award would be one-half stock options and one-half restricted stock. It is the Committee’s present intention to maintain the 2:1 cash/equity split and the equity mix described above when making future compensation determinations. Nonetheless, when allocating among long-term equity incentives (such as between stock option grants and restricted stock awards, if they become available), items such as the number of options or shares of restricted stock available to grant, level of employment and job performance may also be considered, thus modifying the intended approach. Ultimately, income from incentive compensation is realized as a result of the Company’s performance compared to goals established by the Committee.

Throughout the year, the Committee monitors the effectiveness of the components of the compensation program, including performance measures for the cash bonus and long-term equity incentives, and may change the components should the Committee determine that the enhancement of stockholder value warrants it. This change could include additional stock option or restricted stock grants (if available), as deemed appropriate by the Committee.

After the end of the year, the Committee reviews the compensation of the named executive officers with that of the peer group described above to monitor the overall competitiveness of the Company’s compensation package.

Components of Compensation

The Company provides four compensation components to its named executive officers:

•	Base Salary,

•	Annual Incentive Awards,

•	Long-Term Incentive Awards, and

•	Benefits and Perquisites

Base Salary. We establish base salaries for our named executive officers at competitive levels for the respective positions, taking into account their responsibilities and experience. We base salary levels on the market for similar positions in our industry and make adjustments as we deem necessary. Effective November 27, 2007, we adjusted Mr. Strong’s base salary from $350,000 to $400,000 and Mr. Verdecchia’s base salary from $200,000 to $230,000. Given his recent hiring in August 2007, Mr. Goldberg’s base salary was not adjusted.

Annual Incentive Awards. We make annual incentive awards comprised of two components—cash bonus and equity grants—that are tied to our overall financial results, as well as the performance of each named executive officer. Our annual incentives are designed to reward management performance relative to expectations and goals across a broad range of metrics, both on an absolute basis and relative to the peer group based on prevailing industry conditions. In prior years, our annual incentive awards were only in the form of cash bonuses.

Our annual incentive awards, as well as our philosophy in administering them as described above, contemplate that the Committee will review the financial performance of the Company and will assess, together with the CEO (except with regard to himself) the named executive officer’s personal performance in determining the annual incentive award to be made. The cash bonus portion of the annual incentive that was paid for 2007 appears in the “Bonus” column of the Summary Compensation Table on page 31. Mr. Steigerwald ceased being an employee effective June 1, 2007 and did not receive a cash bonus for 2007.

For fiscal 2007, the annual incentives paid to each named executive officer were discretionary and were based on the Committee’s review of such executive’s role in the accomplishment of certain corporate goals and objectives, as well as comparisons with the compensation practices of a selected peer group of public energy services companies of similar size and scope to the Company. Mr. Goldberg’s 2007 annual incentive award was prorated to take into account the period of time from his hire date to year end.

Long-Term Incentive Awards. As part of our executive compensation program, we provide long-term incentives, in the form of equity awards, to our executives. As discussed above, the Committee has a targeted allocation of the annual incentive award to be split two-thirds in cash and one-third in equity (which may be stock options or some other form of equity grant). Options granted to Messrs. Strong, Verdecchia and Goldberg in November 2007 were granted as a component of their respective annual incentive award and were based upon individual performance in their functional areas and the contribution of each officer to the Company’s overall achievement of certain financial and operational goals.

In addition, we may grant additional equity awards on a one-time basis at the commencement of employment of an executive or in the case where the Committee determines that a special equity grant is warranted. Certain of Mr. Verdecchia’s and Mr. Goldberg’s options were granted upon their respective appointments as Chief Financial Officer, and General Counsel, of the Company. We award equity-based long-term incentives because we believe that such awards link management’s risk and investment decisions with stockholders’ interests, and promote retention, stability and corporate loyalty among our named executive officers. In determining to grant options or other forms of equity, the Committee considers a number of factors including market data, the individual’s role within the Company and the accounting impact and the potential value of an option grant versus other equity instruments. As equity-based awards are inherently tied to the performance of our common stock, we believe that a vesting schedule primarily based on continued service is appropriate to meet the desire both for retention and for performance incentive.

Prior to 2007, we did not have regularly recurring dates for making stock option grants. Based on the recommendation of the Committee, the board intends to have future regularly recurring equity awards issued in the fourth quarter of each year. We have granted all of our presently outstanding stock options with multi-year vesting periods (typically four years) and at exercise prices not less than the fair market value (the NasdaqGS closing sales price) on the date of grant. We expense these awards in accordance with the applicable accounting requirements of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS 123(R)”).

In March 2008, upon the Committee’s recommendation, the board approved a long-term incentive award to our CEO, Christopher D. Strong, subject to the approval of Item 2 by the stockholders. If Item 2 is approved, on June 10, 2008, Mr. Strong will receive an award of 200,000 restricted stock units. This proposed equity award will vest based on Mr. Strong’s continued service over a seven year period and on the achievement of one or more performance-based measures to be selected by the Committee. In reviewing this proposed equity award, the board considered Mr. Strong’s historical contributions on behalf of the Company and his expected future contributions, as well as his overall leadership of the executive management of the Company. The board also determined that Mr. Strong’s equity ownership of Company common stock was at a level lower than certain of his peers based upon the market comparison information provided by FWC. The board further intends to have the size of this award, as well as its overall design, serve as a significant incentive for Mr. Strong to remain employed with the Company. In the event the Company’s stockholders do not approve Item 2, in accordance with Nasdaq rules, Mr. Strong will not receive the proposed restricted equity award.

Benefits and Perquisites. Named executive officers are eligible to participate in our standard medical, dental, disability insurance, life insurance and retirement plans and other benefits provided to other full time employees. Our retirement savings plan is a defined contribution 401(k) plan, which we believe helps our employees, should they elect to participate, prepare for their individual retirement. Our objectives for the 401(k)

plan are to provide a tax efficient retirement savings opportunity that is competitive, when compared to similarly-sized companies within our general industry, and designed with simple terms to enable participants to recognize the benefits of such a savings plan. We do not maintain any defined benefit retirement plans.

The Company generally does not pay any perquisites to the named executive officers, other than benefits relating to the use of a Company-owned automobile and certain payments made under various employee benefit plans or programs, including, when appropriate, reimbursement of COBRA premiums. Any perquisite paid in 2007 is more fully detailed in the “All Other Compensation” column of the Summary Compensation Table below.

Employment Agreements and Post Termination Compensation

We do not maintain employment agreements with our named executive officers, all of whom are employees at will. However, following a change in control of the Company, if the named executive officer’s employment is terminated under certain conditions, such as involuntary termination without “cause” (as defined in such officer’s option agreement), or termination by the named executive officer for “good reason” (as defined in such officer’s option agreement), all of the stock options granted to the named executive officer will become immediately exercisable. We believe this protection is appropriate to enable the named executive officer to then realize any value in his options as a result of his efforts on behalf of the Company to that time.

Impact of Tax and Accounting Treatment

Section 162(m) of the IRC denies a publicly-held corporation a federal income tax deduction for the compensation of certain executive officers exceeding $1 million per year. Qualified performance-based compensation which meets certain requirements imposed by Section 162(m) is not subject to the limitations on deductibility. While we generally endeavor to structure compensation so as to qualify for deductibility, we may authorize compensation that may not be deductible when we believe such nondeductible compensation is warranted under the then present circumstances.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning total compensation earned or paid to named executive officers for services rendered during the most recent fiscal year. As of December 31, 2007, the Company had no executive officers other than our Chief Executive Officer, Chief Financial Officer and General Counsel.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Christopher D. Strong President and Chief Executive Officer	2007	$360,385	$400,000	—	$411,840	$8,350	$1,180,575
	2006	267,308	300,000	—	474,465	5,936	1,047,709

Dan E. Steigerwald (4) former Vice President, Chief Financial Officer, Treasurer and Secretary	2007	92,308	—	—	112,370	50,923	255,601

A.J. Verdecchia (5) Vice President, Chief Financial Officer and Treasurer	2007	191,615	125,000	—	148,887	5,982	471,484

David S. Goldberg (6) Vice President, General Counsel and Corporate Secretary	2007	89,481	50,000	—	62,630	3,192	205,303

(1)	Reflects bonus earned in 2007 and, for Mr. Strong, in 2006.
(2)	Reflects the compensation expense recognized in our financial statements for the 2007 and 2006 fiscal year for stock options granted to our named executive officers. Compensation expense was computed in accordance with SFAS 123(R). A discussion of the assumptions used in calculating these values may be found in Note 2 to our financial statements in the Annual Report on Form 10-K for the year ended December 31, 2007, as previously filed with the SEC. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(3)	For 2007, includes (i) COBRA premium reimbursement for Mr. Goldberg ($2,740), (ii) company vehicle allowance for Messrs. Strong ($4,746) and Verdecchia ($3,979), (iii) separation pay for Mr. Steigerwald ($50,000), and (iv) matching company contributions to the Company’s 401(k) plan for Messrs. Strong ($3,604), Steigerwald ($923), Verdecchia ($2,003) and Goldberg ($452).
(4)	Mr. Steigerwald ceased serving as Chief Financial Officer, Treasurer and Secretary effective April 1, 2007; and he ceased serving as a Vice President effective June 1, 2007.
(5)	Mr. Verdecchia was appointed to these positions effective April 1, 2007.
(6)	Mr. Goldberg was appointed to these positions effective August 7, 2007.

Grants of Plan-Based Awards for 2007

The following table provides information about stock option grants made to each of our currently serving named executive officers under our stock option plans during fiscal 2007.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option/ SARs Awards: Number of Securities Underlying Options/ SARs (#)	Exercise or Base Price of Option/ SARs Awards ($/sh)	Grant Date Fair Value of Stock and Option/ SARs Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Christopher D. Strong	11/27/07								29,403	$12.75	$166,833
A.J. Verdecchia	11/27/07								9,188	$12.75	$52,133
David S. Goldberg	8/7/07								100,000	$13.23	$617,500
	11/27/07								3,675	$12.75	$20,852

Outstanding Equity Awards at Fiscal Year-End 2007

The following table provides information relating to outstanding equity awards granted to the named executive officers at December 31, 2007.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Christopher D. Strong	98,722	—		$2.51	5/13/2009
	—	49,361	(1)	3.80	6/1/2013
	59,233	59,233	(2)	14.00	10/6/2015
		29,403	(3)	12.75	11/27/2017

A.J. Verdecchia	12,500	37,500	(4)	15.60	7/20/2016
	—	50,000	(5)	15.60	7/20/2016
	—	9,188	(3)	12.75	11/27/2017

David S. Goldberg	—	100,000	(6)	13.23	8/7/2017
	—	3,675	(3)	12.75	11/27/2017

(1)	Remaining stock options vested on April 1, 2008.
(2)	Stock options vest 50% on each of October 6, 2008 and October 6, 2009.
(3)	Stock options vest 25% on each November 27 of 2008, 2009, 2010 and 2011.
(4)	Stock options vest in increments of 12,500 shares on each May 8 of 2008, 2009 and 2010.
(5)	Stock options vest in increments of 12,500 shares on each April 1 of 2008, 2009, 2010 and 2011.
(6)	Stock options vest in increments of 25,000 shares on each August 7 of 2008, 2009, 2010 and 2011.

Option Exercises and Stock Vested During 2007

The following table provides certain information regarding the exercise of stock options held by our named executive officers during fiscal year 2007.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Christopher D. Strong (1)	298,363	$3,594,596
Dan E. Steigerwald (2)	82,268	235,599

(1)	Mr. Strong exercised the following stock options under a Rule 10b5-1 trading plan: 5,000 stock options on March 22, 2007, with an exercise price of $3.80 and fair market value of $14.56; 9,000 stock options on March 23, 2007, with an exercise price of $3.80 and fair market value of $14.57; 6,000 stock options on March 26, 2007, with an exercise price of $3.80 and fair market value of $14.59; 20,000 stock options on April 3, 2007, with an exercise price of $3.80 and fair market value of $14.59; 40,000 stock options on April 25, 2007, with an exercise price of $3.80 and fair market value of $15.32; 33,000 stock options on April 30, 2007, with an exercise price of $3.80 and fair market value of $16.20; 40,000 stock options on May 1, 2007, with an exercise price of $3.80 and fair market value of $15.43; 30,000 stock options on May 2, 2007, with an exercise price of $3.80 and fair market value of $16.24; 30,000 stock options on May 3, 2007, with an exercise price of $3.80 and fair market value of $16.10; 40,000 stock options on June 4, 2007, with an exercise price of $3.80 and fair market value of $15.66; 11,127 stock options on June 22, 2007, with an exercise price of $3.80 and fair market value of $16.30; and 34,236 stock options on June 22, 2007, with an exercise price of $2.51 and fair market value of $16.30.
(2)	Mr. Steigerwald exercised the following stock options under a Rule 10b5-1 trading plan: 33,000 stock options on April 30, 2007, with an exercise price of $14.00 and fair market value of $16.20; 42,686 stock options on May 2, 2007, with an exercise price of $14.00 and fair market value of $16.08; and 6,582 stock options on June 1, 2007, with an exercise price of $3.80 and fair market value of $15.09.

Nonqualified Deferred Compensation for 2007

There was no nonqualified deferred compensation in 2007 for any named executive officer.

Pension Benefits for 2007

There were no pension benefits in 2007 for any named executive officer.

Potential Payments Upon Termination or Change in Control

The Company previously has entered into stock option agreements with certain executive officers and directors that provide for benefits upon termination of employment or service as a result of various causes or following a change in control of the Company (as defined in the particular agreements). While the compensation committee has authorized, in its discretion and as permitted under the Company’s stock option plans, the full acceleration of unvested options upon death, disability, termination without cause and retirement in certain stock option agreements, the following describes the general terms provided under the Company’s current stock option plans.

Payments Made Upon Death or Disability. In the event of the death or disability of a named executive officer, vested stock options may be exercised by the named executive officer (or his/her beneficiary in the event of death) under each applicable stock option plan within twelve months after the named executive officer’s death or disability.

Payments Made Upon Termination Without Cause or Retirement. In the event of termination by the Company without cause, or the retirement, of a named executive officer, vested stock options may be exercised by the named executive officer within three months after the date of employment termination or retirement.

Payments Made Upon Termination For Cause or Voluntary Resignation. In the event of termination by the Company for cause or the voluntary resignation (other than upon retirement) of a named executive officer, vested and unvested stock options automatically expire and are forfeited as of the date of termination or resignation.

Payments Made Upon a Change in Control. Following a change in control of the Company, in the event a named executive officer is terminated by the Company without “cause” (as defined in such officer’s option agreement) or by the named executive officer for “good reason” (as defined in such officer’s option agreement), all of the stock options granted to the named executive officer will accelerate (to the extent not previously vested) and will be immediately exercisable. A change in control is generally deemed to have occurred if, after the option grant date, any person or affiliated group, other than the current stockholders (or their affiliates) of the Company on the grant date, becomes the beneficial owner, whether directly or indirectly, of more than 50% of the combined voting power of the Company’s then outstanding securities.

The following table estimates the amount of compensation payable to each of our named executive officers upon death, disability, retirement, termination without cause, termination for cause, resignation or change in control, in each case effective as of December 31, 2007. The actual amount of compensation payable to each of our named executive officers can only be definitively determined at the time of his separation from the Company.

	Death, Disability, Retirement, Termination Without Cause	For Good Reason or Without Cause Following a Change in Control (1)	Resignation or Termination for Cause
Christopher D. Strong	$2,198,387	$2,198,387	—
A.J. Verdecchia	$44,748	$44,748	—
David S. Goldberg	$265,099	$265,099	—

(1)	The value of stock options shown represents the intrinsic value of all outstanding vested options and the accelerated vesting of all outstanding unvested options. The intrinsic value being the difference between the exercise price of the stock option and the closing price per share of our common stock on December 31, 2007 ($15.77).

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL HOLDERS

The following table sets forth information regarding beneficial ownership of the Company’s common stock as of March 31, 2008 by (i) each person known to the Company to beneficially own more than 5% of the Company’s outstanding shares of common stock, (ii) each director of the Company, (iii) the Company’s Chief Executive Officer and each other named executive officer who was serving the Company at December 31, 2007, and (iv) all directors and executive officers of the Company as a group. The information in this table is based solely on statements in public filings with the SEC or other reliable information made available to the Company.

As of March 31, 2008, there were 21,974,884 shares of the Company’s common stock issued and outstanding. The number of shares and the percentage beneficially owned by the persons named in the table and by all executive officers, directors and nominees as a group includes, in addition to shares actually issued and outstanding, unissued shares that are subject to issuance upon the exercise of stock options within 60 days after March 31, 2008.

Officers, directors and principal stockholders	Amount and nature of beneficial ownership (1)		Percent owned
Union Drilling Company LLC	7,955,395	(2)	36.2%
Wolf Marine, S.A.	2,078,359	(3)	9.5%
T. Rowe Price Associates, Inc.	2,075,900	(4)	9.4%
Wellington Management Company, LLP	1,700,794	(5)	7.7%
Barclays Global Investors (Deutschland) AG	1,140,312	(6)	5.2%
Christopher D. Strong	207,316	(7)	*
A. J. Verdecchia	37,500	(8)	*
David S. Goldberg	2,000	(9)	*
Thomas H. O’Neill, Jr.	1,837	(10)	*
Howard I. Hoffen	7,957,232	(11)	36.2%
Gregory D. Myers	7,957,232	(11)	36.2%
Thomas M. Mercer, Jr.	5,587	(12)	*
M. Joseph McHugh	10,587	(13)	*
T.J. Glauthier	5,587	(14)	*
Ronald Harrell	3,712	(15)	*
All officers and directors as a group (10 persons)	8,233,195	(16)	37.0%

*	Less than 1%.
(1)	Each person listed in the table has sole voting and dispositive power regarding all shares indicated, except as otherwise noted (and subject to applicable community property laws).
(2)	This information is based solely on Amendment No. 2 to Schedule 13G filed with the SEC on February 14, 2008 by Union Drilling Company LLC (“UDC LLC”), Morgan Stanley Capital Partners III, L.P. (“MSCP III”), MSCP III 892 Investors, L.P. (“MSCP 892”), Metalmark Capital LLC (“Metalmark”), Morgan Stanley Capital Investors, L.P. (“MSCI”), MSCP III, LLC (“MSCP LLC”) and Morgan Stanley Capital Partners III, Inc. (“MSCP, Inc.”). MSCP III has shared voting and shared dispositive power over 5,239,757 shares through its direct ownership interest in UDC LLC and no sole voting or sole dispositive power. MSCP 892 has shared voting and shared dispositive power over 536,328 shares through its direct ownership interest in UDC LLC and no sole voting or sole dispositive power. Metalmark has shared voting and shared dispositive power over 5,779,759 shares and no sole voting or sole dispositive power over such shares. Metalmark may be deemed to have beneficial ownership of the 5,776,085 shares indirectly beneficially owned by MSCP III and MSCP 892. MSCI has shared voting and shared dispositive power over 146,615 shares through its direct ownership interest in UDC LLC and no sole voting or sole dispositive power. MSCP LLC and MSCP, Inc., as a result of their respective relationship with MSCI, each reported shared voting and shared dispositive power over the 146,615 shares deemed to be indirectly beneficially owned by MSCI. The address for UDC LLC is c/o Metalmark Management LLC, 1177 Avenue of the Americas, 40th Floor, New York, NY 10036. The address of each of MSCP III, MSCP 892, MSCI, MSCP LLC and MSCP, Inc. is 1221 Avenue of the Americas, New York, NY 10020. The address of Metalmark is 1177 Avenue of the Americas, 40th Floor, New York, NY 10036.

(3)	This information is based solely on a Schedule 13G filed with the SEC on February 14, 2006 by Wolf Marine, S.A. (“WM”). The address of WM is c/o Byzantine Maritime Corporation, 8, Korytsas and Grammou Streets, Kifisia 14561, Athens, Greece.
(4)	This information is based solely on Amendment No. 2 to Schedule 13G filed with the SEC on February 12, 2008 by T. Rowe Price Associates, Inc. (“TRP”), an investment adviser. TRP reported that, in its capacity as investment advisor, it had sole voting power over 430,000 shares, sole dispositive power over 2,075,900 shares and no shared voting or shared dispositive power. These securities are owned by various individual and institutional investors, which TRP serves as investment adviser with power to direct investments and/or sole power to vote the securities. These clients have the right to receive dividends on, as well as the proceeds from, the sale of such securities. For purposes of the SEC reporting requirements, TRP is deemed to be a beneficial owner of such securities; however, TRP expressly disclaims that it is, in fact, the beneficial owner of such securities. The address for TRP is 100 E. Pratt Street, Baltimore, MD 21202.
(5)	This information is based solely on Amendment No. 3 to Schedule 13G filed with the SEC on February 14, 2008 by Wellington Management Company, LLP (“WMC”), an investment advisor. WMC reported that, in its capacity as investment advisor, it held shared voting power over 1,154,204 shares and shared dispositive power over 1,700,794 shares held of record by its clients and no sole voting or sole dispositive power. WMC reported that its clients have the right to receive dividends on, as well as the proceeds from, the sale of such securities. The address for WMC is 75 State Street, Boston, MA 02109.
(6)	According to Schedule 13G filed with the SEC on February 5, 2008, the following entities, which are affiliates of one another, are the beneficial owners (in the manner indicated) of an aggregate of 1,140,312 shares of the Company’s common stock: Barclays Global Investors, NA is the beneficial owner of 915,212 shares (with sole voting only over 873,460 such shares) and Barclays Global Fund Advisors is the beneficial owner of 225,100 shares. Barclays Global Investors (Deutschland) AG has sole power to vote only over 1,098,560 shares; its address is Apianstrasse 6, D-85774, Unterfohring, Germany.
(7)	Consists of 207,316 shares issuable pursuant to options to purchase common stock exercisable within 60 days after March 31, 2008; but does not include 88,636 shares issuable pursuant to options to purchase Company common stock which are not exercisable until more than 60 days after March 31, 2008. In September 2000, Mr. Strong was granted 300 units of Truncheon Investors, L.L.C. (“Truncheon”), a member of UDC LLC. If UDC LLC were to distribute the common stock of the Company that it owns to the members of UDC LLC, Truncheon would be entitled to a portion of that common stock, based upon the value of the Company’s common stock distributed and the date of distribution. If the Company’s common stock owned by UDC LLC had been distributed on March 31, 2008 and the value of those shares had been determined to be $139,139,859 (based upon the closing price of the Company’s Common Stock on the Nasdaq Global Select Market on such date of $17.49 (the “Assumed Price”)), Mr. Strong would have been entitled to 15,139 shares of the Company’s common stock. Mr. Strong has no control over the timing of any such distribution or over whether any such distribution is made. The aggregate of all such shares, 222,455 shares, is equal to 1.0% of the total issued and outstanding shares of the Company’s common stock as of March 31, 2008; however, such shares are not included in the above table.
(8)	Consists of 37,500 shares issuable pursuant to options to purchase Company common stock exercisable within 60 days after March 31, 2008; but does not include 71,688 shares issuable pursuant to options to purchase common stock which are not exercisable until more than 60 days after March 31, 2008.
(9)	Such shares being held in a joint brokerage account with his spouse; no shares are issuable pursuant to stock options to purchase common stock exercisable within 60 days after March 31, 2008. Amount excludes 103,675 shares issuable pursuant to stock options which are exercisable more than 60 days after March 31, 2008.
(10)

Does not include the shares to which Mr. O’Neill may be entitled by virtue of his interest in UDC LLC, including an interest in Truncheon, which he holds through Somerset Capital Partners. See Note 7 above regarding Truncheon. If the common stock of the Company owned by UDC LLC had been distributed on March 31, 2008 and the value of those shares had been determined to be $139,139,859 (based upon the Assumed Price), Mr. O’Neill would have been entitled to 502,763 shares of common stock. Mr. O’Neill’s wife also has an interest in UDC LLC and would have been entitled to 38,297 shares of common stock. Mr. O’Neill disclaims beneficial ownership in the shares owned by his wife. The aggregate of such shares, 541,060 shares, is equal to 2.5% of the total issued and outstanding shares of the Company’s common stock as of March 31, 2008.

The number in the table also includes 1,837shares issuable pursuant to options to purchase Company common stock within 60 days after March 31, 2008; but does not include 5,514 shares issuable pursuant to options to purchase common stock which are not exercisable until more than 60 days after March 31, 2008.

(11)	A majority of the ownership interests in UDC LLC are owned by MSCP III and related private equity funds (collectively, the “Funds”). UDC LLC is controlled by a board of representatives, the members of which include Messrs. Hoffen and Myers, whom, as representatives of the Funds, control a majority of the voting rights on the board of representatives. Messrs. Hoffen and Myers disclaim beneficial ownership of the shares owned by UDC LLC. This number also includes, respectively for each of Messrs. Hoffen and Myers, 1,837 shares issuable pursuant to options to purchase Company common stock within 60 days after March 31, 2008; but does not include, for each of them, 5,514 shares issuable pursuant to options to purchase common stock which are not exercisable until more than 60 days after March 31, 2008.
(12)	Consists of 5,587 shares issuable pursuant to options to purchase common stock exercisable within 60 days after March 31, 2008; but does not include 9,264 shares issuable pursuant to options to purchase common stock which are not exercisable until more than 60 days after March 31, 2008.
(13)	Includes 5,587 shares issuable pursuant to options to purchase common stock exercisable within 60 days after March 31, 2008; but does not include 9,264 shares issuable pursuant to options to purchase common stock which are not exercisable until more than 60 days after March 31, 2008. Also includes 5,000 shares which he owns jointly with his spouse.
(14)	Consists of 5,587 shares issuable pursuant to options to purchase common stock exercisable within 60 days after March 31, 2008; but does not include 9,264 shares issuable pursuant to options to purchase common stock which are not exercisable until more than 60 days after March 31, 2008.
(15)	Consists of 3,712 shares issuable pursuant to options to purchase common stock exercisable within 60 days after March 31, 2008; but does not include 11,139 shares issuable pursuant to options to purchase common stock which are not exercisable until more than 60 days after March 31, 2008.
(16)	Includes an aggregate of 270,800 shares issuable pursuant to options to purchase common stock granted to officers and directors that are either presently exercisable or that become exercisable within 60 days after March 31, 2008; but does not include 319,472 shares issuable pursuant to options to purchase common stock which are not exercisable until more than 60 days after March 31, 2008.

TRANSACTIONS WITH RELATED PERSONS

In November 2007, the board of directors approved a revised related-person transaction policy regarding transactions between the Company, including its subsidiaries, and its directors, director nominees, executive officers, stockholders owning 5% or more of the Company’s common stock, and their respective immediate family members and affiliates, involving more than $100,000 in any calendar year. This policy is designed to provide guidelines for the identification, review and disclosure (as legally required) of such transactions. The policy will be used, to the extent appropriate, in conjunction with the Company’s code of ethics. The current policy requires directors and officers, throughout the year, to notify the Company’s General Counsel as soon as they become aware of any potential related-person transaction. Thereafter, a review by the corporate governance and nominating committee, and the audit committee in certain circumstances, will be conducted so as to consider all relevant factors of the transaction. Such factors may include, without limitation, the overall size of the transaction and the amount payable to the related-person, the nature of the related-person’s interest, the availability to the Company of other sources of comparable products or services and whether the transaction creates a conflict of interest in general. Depending upon the results of this review, a decision will be made whether to simply monitor the transaction going forward, approve or ratify it or request its termination, if possible.

Since January 1, 2007, the Company has not entered into, and the Company does not currently propose to enter into, any transaction in which any of the Company’s directors, director nominees or executive officers, any person known to the Company to own of record or beneficially 5% or more of the Company’s common stock, or any member of the immediate family of any such persons had, or has, a direct or indirect material interest.

DIRECTOR NOMINATIONS

General. The corporate governance and nominating committee has the responsibility under its charter to recommend nominees for election as directors to the board of directors. In considering candidates for the board of directors, the corporate governance and nominating committee considers the entirety of each candidate’s credentials.

The corporate governance and nominating committee may consider candidates for the board of directors from any reasonable source, including from a search firm engaged by the corporate governance and nominating committee or stockholder recommendations, provided the procedures set forth below are followed. The corporate governance and nominating committee does not intend to alter the manner in which it evaluates candidates based on whether or not the candidate is recommended by a stockholder. However, in evaluating a candidate’s relevant business experience, the corporate governance and nominating committee will consider previous board of director experience.

Stockholder Recommendations. The Company’s amended and restated by-laws provide that any stockholder entitled to vote at an annual stockholders’ meeting may nominate one or more director candidates for election at that annual meeting by following certain prescribed procedures. Not less than 90 days before the anniversary date of the immediately preceding annual meeting, the stockholder must provide to the Company’s Corporate Secretary written notice of the stockholder’s intent to make such a nomination or nominations. The notice must contain the following information:

•	The name and record address of the stockholder making the nomination and the name, age, principal occupation or employment, and business and residence addresses of the person(s) to be nominated;

•	The class and number of shares of Company stock that each of the nominating stockholder and the proposed nominee(s) beneficially own(s);

•	Any material interest of the nominating stockholder in such nomination(s); and

•	Any other information about the nominee(s) that would be required to be disclosed in a proxy statement filed under then current SEC rules.

Any such notice must be sent to: Union Drilling, Inc., Attn: Corporate Secretary, 4055 International Plaza, Suite 610, Fort Worth, Texas 76109. The deadline for receipt of any stockholder nominations for the 2009 Annual Meeting of Stockholders is March 12, 2009.

Minimum Qualifications for Director Nominees and Board Member Attributes

The corporate governance and nominating committee has adopted various criteria for the identification, evaluation and selection of directors. These criteria are:

•	Directors must have demonstrated the highest ethical behavior and must be committed to the Company’s values.

•

It is the objective of the board that all non-employee directors be independent. In addition, no director should have, or appear to have, a conflict of interest impairing that director’s ability to make decisions consistently in a fair and balanced manner.

•

Directors must be independent in thought and judgment. They must each have the ability to speak out on difficult subjects; to ask tough questions and demand accurate, honest answers; to constructively challenge management, while at the same time, act as an effective member of the team, engendering by his or her attitude an atmosphere of collegiality and trust.

•

Directors must be committed to understanding the Company and its industry; to regularly preparing for, attending and actively participating in meetings of the board and its committees; and to ensuring that existing and future individual commitments will not materially interfere with the director’s obligations to the Company. The number of other board memberships, in light of the demands of a director nominee’s principal occupation, should be considered, as well as travel demands for meeting attendance.

•

Directors must understand the legal responsibilities of board service and their fiduciary obligations. All members of the board should be financially literate and have a sound understanding of business strategy, business environment, corporate governance and board operations. At least one member of the board must satisfy the requirements of an “audit committee financial expert.”

•

Directors must be self-confident and willing and able to assume leadership and collaborative roles as needed. They need to demonstrate maturity, valuing board and team performance over individual performance, and respect for others and their views.

•	New director nominees should be able to, and committed to, serve as a member of the board for an extended period of time.

•

While the diversity, the variety of experiences and viewpoints represented on the board should always be considered, a director nominee should not be chosen nor excluded solely or largely because of race, color, gender or national origin. In selecting a director nominee, the committee will focus on any special skills, expertise or background that would complement the existing board.

•	Directors should have reputations, both personally and professionally, consistent with the Company’s image and reputation.

Process for Identifying and Evaluating Nominees

Once the corporate governance and nominating committee identifies a prospective nominee and has determined that the individual possesses the requisite minimum qualifications and attributes, the committee determines whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the committee with the recommendation of the prospective candidate, as well as the committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional board members to fill vacancies or to expand the size of the board of directors and the likelihood that the prospective nominee can satisfy the evaluation factors described above. If the committee determines, in consultation with the full board, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the committee. The committee then evaluates the prospective nominee against the criteria set forth above.

The corporate governance and nominating committee also considers other relevant factors as it deems appropriate, including the current composition of the board of directors, the balance of management and independent directors, the need for audit committee and technical expertise and the evaluations of other prospective nominees. In connection with this evaluation, the committee determines whether to interview the prospective nominee, and if warranted, one or more members of the board of directors, and others, including members of management, as appropriate. At the conclusion of this process, the committee reaches a conclusion and reports the results of its review to the full board. The report includes a recommendation whether the candidate should be nominated for election to the board of directors.

The Company has no separate policy regarding the consideration of any director candidates recommended by stockholders. However, the board will consider director candidates recommended by stockholders provided that such nominations are timely made as set forth above. Any person recommended by a stockholder to serve on the board of directors will be considered upon the same terms as candidates recommended by the board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Executive officers, directors and certain persons who own more than 10% of Union Drilling’s outstanding common stock are required by Section 16(a) of the Securities Exchange Act of 1934 and related regulations:

•	to file reports of their ownership of common stock with the SEC, and

•	to furnish us with copies of the reports.

We received written or oral representations from each such person who did not file an annual report with the SEC on Form 5 that no Form 5 was due. Based solely on our review of the reports and representations, we believe that all required Section 16(a) reports were timely filed in 2007.

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the SEC (excluding exhibits), is being mailed together with this proxy statement. A copy of any exhibit may be requested in writing by addressing the request to the Corporate Secretary, Union Drilling, Inc., 4055 International Plaza, Suite 610, Fort Worth, Texas 76109, and stating that you are a beneficial owner of common stock of the Company. A charge equal to the reproduction cost of such exhibit will be assessed. The Company is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, under which the Company files its periodic reports, proxy statement and other information as required with the SEC. Copies of these materials may be examined without charge at the public reference room of the SEC, at 100 F Street, N.E., Washington, D.C. 20549, or over the Internet at www.sec.gov. You may obtain information regarding the public reference room operations by calling the SEC at 1-800-SEC-0330. Because our common stock is listed on the Nasdaq Global Select Market, you may also review our public filings at the offices of the Nasdaq Global Select Market, One Liberty Plaza, 165 Broadway, New York, New York 10006. A copy of the Company’s 2007 Annual Report on Form 10-K and its other public filings are also accessible on its website at www.uniondrilling.com.

COSTS OF SOLICITATION

The Company will bear all expenses in connection with the solicitation of proxies and will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock held in their names. Our directors, officers and employees may also solicit proxies by mail, electronic means, facsimile, telephone, and personal contact. They will not receive any additional compensation for these activities.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Under SEC rules, any stockholder who wishes to have a qualified proposal considered for inclusion in the Company’s proxy statement for the 2009 annual meeting of stockholders must send the proposal to us so that we receive the proposal no later than December 30, 2008, and the proposal must otherwise comply with all applicable requirements of the SEC to be considered. In addition, the Company’s amended and restated by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting. In general, this procedure provides that stockholders must submit proposals to the Company containing certain information specified in the Company’s amended and restated by-laws not less than 90 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, in order to be brought before our 2009 annual meeting of stockholders, any such proposal must be submitted so that the Company receives the proposal no later than the close of business on March 12, 2009. Stockholders should submit any such proposals to the Company’s Corporate Secretary at Union Drilling, Inc., 4055 International Plaza, Suite 610, Fort Worth, Texas 76109. These by-law requirements are in addition to the SEC’s requirements with which a stockholder must comply to have a proposal included in our proxy statement. As to all such matters which the Company does not have notice on March 12, 2009, unless otherwise required by law, discretionary authority will be granted to the persons designated in the Company’s proxy relating to the 2009 annual meeting whether to vote on such proposal.

OTHER BUSINESS

As of the time of preparation of this proxy statement, neither the board of directors nor management intends to bring before the annual meeting any business other than the matters referred to in the notice of annual meeting of stockholders and this proxy statement. If any other business should properly come before the meeting, or any adjournment or postponement thereof, the persons named in the proxy will vote on such matters in their discretion, according to their best judgment.

By Order of the Board of Directors

DAVID S. GOLDBERG

Vice President, General Counsel and Corporate Secretary

April 29, 2008

Appendix A

UNION DRILLING, INC.

AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of the Union Drilling, Inc. Amended and Restated 2005 Stock Incentive Plan is to strengthen Union Drilling, Inc. by allowing it to attract and retain persons of ability as directors, officers and employees and encourage such directors, officers and employees to continue to exert their best efforts on behalf of the Company and its subsidiaries and affiliates.

2.	Definitions

When used herein, the following terms shall have the following meanings:

“Award” means a grant of Options, Restricted Stock or Restricted Stock Units under the Plan.

“Award Agreement” means any written agreement or other instrument evidencing an Award granted to a Participant under the Plan which may, but need not, be executed by the Participant.

“Award Period” shall have the meaning set forth in Section 5(c)(i) herein.

“Beneficiary” means the beneficiary or beneficiaries designated pursuant to Section 7 who shall be entitled to exercise any Options and receive the benefits of Awards held by the Participant at the time of his or her death.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

“Committee” means a committee (including, without limitation, any Compensation Committee of the Board) appointed by the Board, which committee shall be composed of not less than two directors of the Company who each qualify as an “outside director” under Treasury Regulations § 1.162-27 promulgated under Code Section 162(m) or any successor provisions. If the Board does not appoint such a Committee, references herein to the “Committee” shall be deemed to refer to the Board.

“Company” means Union Drilling, Inc. and its successors and assigns.

“Director” means any member of the Board from time to time.

“Disability” means a permanent and total disability as defined in Section 22(e)(3) of the Code.

“Employee” means an employee of any Participating Company (including a Director or Officer, to the extent he or she is deemed an employee under common law) who, in the judgment of the Committee, is responsible for or contributes to the growth or profitability of the business of any Participating Company.

“Exchange” means the principal exchange on which the Stock is listed or, if the Stock is not listed on an exchange, the Nasdaq Stock Market of the National Association of Securities Dealers.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date in issue, the closing sales price on the Exchange of one share of Stock on such date or, if no sales of Stock have taken place on such date, the closing sales price of one share of

Stock on the most recent date on which sales prices were reported on the Exchange. In the event that the Company’s shares are not publicly traded on the Exchange, the Committee shall determine the fair market value by reasonable application of a reasonable valuation method in accordance with Section 409A of the Code.

“Immediate Family Members” means children, grandchildren, spouse or common law spouse, siblings or parents of the Participant, or bona fide trusts, partnerships or other entities controlled by and of which the beneficiaries are Immediate Family Members of the Participant.

“Officer” means any person holding an office of the Company or of its Board of Directors under the amended and restated by-laws of the Company, whether or not a salaried employee of any Participating Company.

“Option” means an option to purchase Stock subject to the applicable provisions of Section 4 and granted in accordance with the terms of the Plan and which, in the case of an Option granted to an Employee, may be an incentive stock option qualified under Section 422 of the Code or a nonqualified stock option and which, in the case of an Option granted to a Participant who is not an Employee, shall be a nonqualified stock option.

“Participant” means a Director, Officer or Employee who has been granted an Award under the Plan.

“Participating Company” means the Company or any subsidiary or other affiliate of the Company which at the time such option is granted under the plan qualifies as a “subsidiary corporation” of the Company under the definition of such term contained in Section 424(f) of the Code.

“Plan” means the Union Drilling, Inc. Amended and Restated 2005 Stock Incentive Plan, as the same may be amended, administered or interpreted from time to time.

“Plan Year” shall mean the annual period beginning January 1st and ending December 31st.

“Restricted Stock” means Stock issued or transferred to a Participant pursuant to Section 5.

“Restricted Stock Unit” means a contractual right granted under Section 5 that is denominated in shares of Stock. Each Unit represents a right to receive the value of one share of Stock (or a percentage of such value) upon the terms and conditions set forth in the Plan and the applicable Award Agreement. Awards of Restricted Stock Units may include, without limitation, the right to receive dividend equivalents.

“Retirement” or “Retires” means attainment of age 65 or such later date as the Committee may determine at the time of grant. A Participant must, however, voluntarily terminate his or her employment in order for his or her termination of employment to be for “Retirement.” Retirement shall not apply to Participants who are not Employees.

“Securities Act” means the Securities Act of 1933, as amended.

“Stockholders” means the holders of Stock and/or, to the extent the context requires, other equity securities of the Company.

“Stock” means the common stock, $0.01 par value, of the Company.

“Substitute Awards” means Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or any of its subsidiaries, or with which the Company or any of its subsidiaries combines.

“Ten Percent Stockholder” means an Employee who, at the time of grant of an Option to him or her, owns stock possessing more than 10 percent of the total combined voting power of all classes of equity securities of the Company.

3.	Shares Subject to Plan; Eligibility.

(a) The aggregate number of shares of Stock which may be subject to outstanding Awards granted under the Plan is 1,579,552 shares of Stock (constituting, in accordance with Section 10 below, an adjustment to the originally authorized quantity of 600,000 shares of Stock to reflect the Company’s Stock dividend, effected on October 6, 2005, of 1.6325872 shares of Stock for each then outstanding share of Stock), subject to further adjustment in accordance with Section 10 below. Such shares shall be made available from either authorized and unissued shares or shares held by the Company in its treasury. If, for any reason, any shares of Stock subject to an Award (other than a Substitute Award) are not delivered upon exercise or settlement of such Award, or are reacquired by the Company, for reasons including, but not limited to, termination of employment or relationship with the Company, or expiration or cancellation with the consent of a Participant of an Award, such shares of Stock shall again become available under the Plan; provided, however, that for purposes of meeting the requirements of Section 162(m) of the Code, no Employee who is a covered employee under Section 162(m) shall receive a grant of Options in excess of the amount specified under Section 4(a)(iv)(C) below, computed as if any Option which is canceled reduced the maximum number of shares of Stock available under the Plan, or an Award of Restricted Stock in excess of the number of shares of Restricted Stock specified under Section 5(c)(v) below. No more than forty percent (40%) of the shares of Stock authorized under the Plan may be subject to Awards of Restricted Stock or Restricted Stock Units.

(b) In the event that any Option granted hereunder (other than a Substitute Award) is exercised through the delivery of shares of Stock, or in the event that withholding tax liabilities arising from the exercise, vesting or settlement of any Award are satisfied by the withholding of shares of Stock by the Company, the maximum number of shares of Stock available for grant of Awards under the Plan shall be increased by the number of shares of Stock so surrendered or withheld.

(c) Any shares of Stock covered by a Substitute Award shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(d) Each Employee, Officer and Director shall be eligible to receive a grant of an Award hereunder.

4.	Grant of Stock Option

(a) Subject to the provisions of the Plan, the Committee shall (i) determine and designate from time to time those Directors, Officers and Employees to whom Options are to be granted; (ii) determine whether such Options shall be incentive stock options or nonqualified stock options or a combination of incentive stock options and nonqualified stock options, (iii) determine the number of shares of Stock subject to each Option; and (iv) determine the time or times when and the manner in which each Option shall be exercisable and the duration of the exercise period; provided, however, that (A) no option which is an incentive stock option shall be granted after the expiration of ten years from the most recent date on which the Plan is approved by the Stockholders, (B) the aggregate Fair Market Value (determined as of the date an Option is granted) of the Stock for which incentive stock options (including incentive stock options granted under any other plan of the Company) granted to any Participant under this Plan may first become exercisable in any calendar year shall not exceed $100,000, and (C) the aggregate number of shares of Stock for which Options are granted to any one Participant in any one calendar year (including any Options cancelled after grant) shall not exceed 658,147 shares.

(b) The exercise period for an Option shall be no more than ten years from the date of grant; provided, however, that, in the case of an incentive stock option granted to a Ten Percent Stockholder, such period, including extensions, shall be no more than five years from the date of grant.

(c) The Option exercise price per share shall be determined by the Committee at the time the Option is granted and shall be at least equal to the par value of one share of Stock if the Stock has a par value; provided, however, that the exercise price for an Option (other than a Substitute Award) shall be not less than the Fair Market Value of the Stock on the date of grant, or in the case of an incentive stock option granted to a Ten Percent Stockholder, 110 percent of the Fair Market Value on the date of grant, all as provided in the applicable Award Agreement.

(d) No part of any Option may be exercised by a Participant until such Participant shall have (i) remained in the service of a Participating Company for such period or periods, if any, as the Committee may specify, after the date on which the Option is granted, or (ii) achieved such performance or other criteria, if any, as the Committee may specify.

(e)

(i) If an Employee who has been granted an Option Retires, his or her Options may be exercised, to the extent that the Employee shall have been entitled to do so on the date of his or her Retirement, at any time, or from time to time, within twelve months after the date of the Employee’s Retirement or within such other period, and subject to such terms and conditions, as the Committee may specify, but no later than the earlier of the initial term of the Option as provided in the Award Agreement and the expiration date specified in Section 4(b) above.

(ii) If the Employee’s employment by a Participating Company terminates because of his or her death or Disability, he or she may exercise all of his or her outstanding Options (or such Options may be exercised by his or her Beneficiary(ies) in the case of his or her death, including, if applicable, any executor or administrator) at any time, or from time to time, within twelve months after the date of the termination of his or her employment or within such other period, and subject to such other terms and conditions, as the Committee may specify, but not later than the earlier of the initial term of the Option as provided in the Award Agreement and the expiration date specified in Section 4(b) above.

(iii) If an Employee’s employment by a Participating Company terminates because of involuntary termination of employment by the Participating Company for cause (as determined by the Committee in its sole discretion either before or after such termination of employment), all outstanding Options (whether vested or unvested) shall be forfeited as of the date of termination or at such later date, and subject to such other terms and conditions, as the Committee may specify, but not later than the earlier of the initial term of the Option as provided in the Award Agreement and the expiration date specified in Section 4(b) above.

(iv) If an Employee’s employment terminates because of involuntary termination of employment by the Participating Company without cause (as determined by the Committee in its sole discretion) or if the Employee voluntarily terminates his or her employment, he or she may exercise his or her Options to the extent that he or she shall have been entitled to do so at the date of the termination of his or her employment; provided, however, the Committee shall, in the event of an Employee’s voluntary termination of employment, have discretion to cancel in full or in part such Employee’s options. Permitted option exercises may be at any time, or from time to time, within three months after the date of the termination of his or her employment, or within such other period, and subject to such other terms and conditions, as the Committee may specify, but not later than the earlier of the initial term of the Option as provided in the Award Agreement and the expiration date specified in Section 4(b) above.

(v) If the Participant is a non-Employee Director of the Company and such Participant ceases to serve as a Director of the Company for any reason whatsoever (whether as a result of death, resignation, Disability, replacement, failure to be re-elected, etc.), unless the Committee shall then exercise its discretion to limit in any manner such vesting acceleration, any outstanding Option granted pursuant to an Award Agreement may be exercised by the Director (or, in the event of the Director’s death, the Director’s Beneficiary(ies) under the Plan) at any time, or from time to time, within twelve months after the date the Director ceases to serve as a director of the Company, or at such later date, and subject to such other terms and conditions, as the Committee may specify, but not later than the expiration date specified in any applicable Award Agreement and the expiration date specified in Section 4(b) above.

(f) With respect to an incentive stock option, the Committee shall specify such additional terms and provisions in the Award Agreement as the Committee may determine to be necessary or desirable in order to qualify such Option as an incentive stock option within the meaning of Section 422 of the Code.

(g) Each Option granted under the Plan shall be evidenced by an Award Agreement, in a form approved by the Committee, a form of which is attached hereto as Exhibit A. Each Option granted under the Plan shall be subject to the express terms and conditions, if any, required under the Plan or as required by the Committee for the form of Option granted and such other terms and conditions as the Committee may specify. Further, each such Award Agreement shall provide that unless at the time of exercise of the Option there shall be, in the opinion of counsel for the Company, a valid and effective registration statement under the Securities Act and appropriate qualification and registration under applicable state securities laws relating to the Stock being acquired pursuant to the Option, the Participant shall, prior to or upon exercise of the Option, give a representation that he or she is acquiring such shares for his or her own account for investment and not with a view to, or for sale in connection with, the resale or distribution of any such shares. In the absence of such registration statement, the Participant shall be required to execute a written affirmation, in a form reasonably satisfactory to the Company, of such investment intent and to further agree that he or she will not sell or transfer any Stock acquired pursuant to the Option until he or she requests and receives an opinion of counsel satisfactory to the Company to the effect that such proposed sale or transfer will not result in a violation of the Securities Act, or a registration statement covering the sale or transfer of the shares has been declared effective by the Securities and Exchange Commission, or he or she obtains a no-action letter from the Securities and Exchange Commission regarding the proposed transfer.

(h) Except as otherwise provided in the Plan, the purchase price of the shares as to which an Option shall be exercised shall be paid to the Company at the time of exercise either in cash or in Stock already owned by the Participant, or a combination of cash and Stock, or in such other consideration acceptable to the Committee (including, to the extent permitted by applicable law, the relinquishment of a portion of the Option) as the Committee deems appropriate, having a total fair market value equal to the purchase price. For purposes of this Section 4(h), the fair market value of the portion of an Option that is relinquished shall be the excess of:

(x) the Fair Market Value at the time of exercise of the number of shares of Stock subject to the portion of the Option that is relinquished over

(y) the aggregate exercise price specified in the Option regarding such shares.

(i) Each Participant who receives Stock upon exercise of an Option that is an incentive stock option shall give the Company prompt notice of any sale of such Stock prior to the expiration of any applicable holding period for incentive stock options prescribed by the Code, which holding period is currently until the later of (x) two years after the grant of such Option, or (y) one year after the date of such exercise.

5.	Restricted Stock and Restricted Stock Units.

(a) Subject to the provisions of the Plan, the Committee shall (i) determine and designate from time to time those Directors, Officers and Employees to whom Awards of Restricted Stock or Restricted Stock Units shall be awarded; (ii) determine the number of shares of Stock to be subject to any such Award; and (iii) determine the duration of any restriction or vesting period for, and all other terms and conditions of (including any applicable performance criteria relating thereto), each such Award. Each Award of Restricted Stock or Restricted Stock Units shall confer upon the Participant the right to receive a specified number of shares of Restricted Stock and/or Restricted Stock Units in accordance with the terms and conditions of an Award Agreement as set forth in this Section 5. The general terms and conditions of such Awards shall be as follows:

(i) The period of time during which the shares of Stock underlying any such Award shall remain subject to vesting conditions or restrictions shall be determined by the Committee at the time of the grant, but shall be not more than 10 years. The restrictions shall prohibit the sale, assignment, transfer, pledge, or other encumbrance of the Restricted Stock and will provide for possible reversion thereof to the Company in accordance with this Section 5 during the period of restriction.

(ii) Shares of Stock underlying an Award granted pursuant to this Section 5 shall be forfeited and/or returned to the Company in the event the Participant ceases to be an Employee or Officer prior to the expiration of the vesting period or period of restriction, unless such Employee’s or Officer’s termination of employment is due to his or her death or Disability, or for such other reason as the Committee may determine. Shares of Stock underlying an Award granted pursuant to this Section 5 shall be accelerated in the event the Participant ceases to be a Director prior to the expiration of the vesting period or period of restriction, unless the Committee shall determine otherwise. Whether or not a Participant’s Disability or other cause has occurred will be determined by the Committee in its sole discretion.

(iii) In the event of a Participant’s death or Disability, or other cause of termination as specified by the Committee, the restrictions under the Award will lapse with respect to all Awards of Restricted Stock and Restricted Stock Units awarded to the Participant under this Plan prior to any such event, and the Stock underlying such Awards shall vest and/or be settled.

(iv)

(A) Stock certificates issued with respect to awards of Restricted Stock shall be registered in the name of the Participant but shall be retained by the Company together with a stock power endorsed in blank. Each such certificate shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE, RESTRICTIONS ON TRANSFER, AND CERTAIN OTHER TERMS AND CONDITIONS SET FORTH IN THE UNION DRILLING, INC. AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN AND THE RESTRICTED STOCK AGREEMENT BETWEEN THE REGISTERED OWNER OF THE SHARES REPRESENTED BY THIS CERTIFICATE AND UNION DRILLING, INC., ENTERED PURSUANT TO SUCH PLAN.”

(B) The Company shall direct its transfer agent to hold any uncertificated shares of Stock awarded hereunder as Restricted Stock in book entry form, subject to the restrictions and conditions imposed by the Plan and the applicable Award Agreement.

(v) Upon the lapse of restrictions the Company will arrange for the removal of any legends or indications restricting the transfer thereof.

(vi) Any other securities or assets (other than ordinary cash dividends) that are received by a Participant with respect to Restricted Stock awarded to him during the restriction period applicable thereto will be subject to the same restrictions and shall be retained by the Company until the related share is earned by the Participant.

(vii) From the time of grant of an Award of the Restricted Stock, the Participant shall be entitled to exercise all voting rights attributable to the Restricted Stock, subject to forfeiture of such voting rights and the Restricted Stock as provided in the Plan and applicable Award Agreement.

(b) Each Award of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement, forms of which are attached hereto as Exhibit B and Exhibit C. Each such Award Agreement shall contain the terms and conditions of the Plan applicable to such Award and such other matters as the Committee deems appropriate.

(c) If the Committee intends that any Award of Restricted Stock or Restricted Stock Units hereunder shall constitute “qualified performance based compensation” under Code Section 162(m), the provisions of this Section 5(c) shall apply, to the extent specified in the applicable Award Agreement, to Awards granted to

“covered individuals” within the meaning of Section 162(m) and to such other individuals as the Committee selects. In the event of any inconsistencies between this Section 5(c) and the other Plan provisions, the provisions of this Section 5(c) shall control.

(i) Awards shall be based on the attainment of certain performance goals, which may govern the grant or the vesting of shares of Stock subject to the Award, or both, as the Committee determines. No later than ninety (90) days after the commencement of the applicable Plan Year(s) (“Award Period”), the Committee shall establish, in writing, the performance goals applicable to each such Award. At the time the performance goals are established by the Committee, their outcome must be substantially uncertain. In addition, the performance goals must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the Participant if the goal is obtained. Such formula or standard shall be sufficiently objective so that a third party with knowledge of the relevant performance results could calculate the amount to be paid to the subject Participant. The Committee’s determination of the performance goals as set forth in the preceding sentences is intended to comply with the guidelines set forth under Code Section 162(m) and the Treasury Regulations promulgated thereunder, and shall be interpreted accordingly.

(ii) Performance measures that may serve as determinants of Awards shall be limited to the following measures, which may be determined on a simple, compound or cumulative basis, or on an absolute or relative basis, and may relate to the Company as a whole or any one or more units or divisions thereof: earnings per share; return on assets; return on equity; return on invested capital; total revenue; selling, general and administrative expenses (“SG&A Expenses”); SG&A Expenses as a percentage of revenue; net profit after income taxes; net profit before income taxes; earnings before interest, income taxes, depreciation and amortization (EBITDA); gross margin; free cash flow; economic value added; total stockholder return; stock price; stock price compared to a peer group; market capitalization; and market share. Within ninety (90) days following the end of each Award Period, the Committee shall certify in writing that the performance goals for such Award Period, and any other material terms, were satisfied. Thereafter, Awards shall be made, vested or settled, as applicable, for each Participant as determined by the Committee. The Awards may not be increased from the pre-established amount based on the level of achievement.

(iii) Each Award shall be based exclusively on the performance measures established by the Committee pursuant to Sections 5(c)(i) and (ii).

(iv) No amendment of this Section 5 with respect to any Participant may be made that would modify the terms of the Plan in a manner that requires the approval of the Company’s stockholders in order to be in compliance with the requirements of Code Section 162(m) and the Treasury Regulations promulgated thereunder, unless the Company’s stockholders have first approved such amendment in a manner that would permit the deduction under Section 162(m) of such Awards granted under the Plan. The Board may amend this Section 5 and such other provisions as it deems appropriate, to cause amounts payable under the Plan to satisfy the requirements of Section 162(m) and the Treasury Regulations promulgated thereunder.

(v) The maximum number of shares of Stock that may be subject to an Award of Restricted Stock and Restricted Stock Units to any Participant during any calendar year is 300,000 shares.

6.	Certificated and Uncertificated Shares

(a) Each Participant, upon the exercise of an Option or settlement of an Award granted under the Plan, shall be issued the shares of Stock to which the exercise or settlement related. Such shares shall be registered in the name designated by the Participant.

(b) The Company shall not be required to issue or deliver any shares of Stock prior to (i) the obtaining of any approval from any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable, (ii) the listing of such shares on any Exchange on which the Stock may then be listed, (iii) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any governmental body, which the Committee shall, in its sole discretion, determine to be necessary or advisable, (iv) its receipt of such representations, affirmations, legal opinion or no-action letter as described in Section 4(g) above or such documents determined by the Committee to be necessary or desirable, or (v) the determination by the Committee that the Participant has tendered to the Company any tax owed when the Company has a legal liability to satisfy such tax.

(c) All shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such shares to make appropriate reference to such restrictions. The foregoing provisions of this Section 6(c) shall not be effective if, and to the extent that, the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act, or if, and so long as, the Committee determines that the application of such provisions is no longer required or desirable. In making such determination, the Committee may rely upon an opinion of legal counsel for the Company.

(d) Each Participant who receives shares of Stock upon exercise of an Option or grant or settlement of an Award shall have all of the rights of a stockholder, including the right to vote the shares and receive dividends and other distributions, from the date of issuance to him or her of such shares. No Participant who receives an Option or Award of Restricted Stock Units shall have any right as a stockholder with respect to any shares subject to such Award prior to the issuance of the Shares underlying such Award in accordance with the terms of the Plan and the applicable Award Agreement.

(e) Notwithstanding anything in this Plan to the contrary, the Company, in its sole discretion, may issue shares of Stock or Restricted Stock upon the grant, exercise, vesting or settlement of an Award pursuant to the direct registration system, and, in lieu of the issuance of certificated shares, may issue uncertificated shares, to the account of the Participant. Any prior references in this Section 6 to share certificates shall, in such event, be deemed to refer to uncertificated shares.

7.	Beneficiary

(a) Each Participant shall file with the Company a written designation of one or more persons as the Beneficiary who shall be entitled to receive the benefits of any Award, and to exercise any Options held by the Participant at the time of his or her death. A Participant may from time to time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt.

(b) If no such Beneficiary designation is in effect at the time of a Participant’s death, or if no designated Beneficiary survives the Participant, or if such designation conflicts with law, the Participant’s estate shall be considered the Beneficiary of such Participant. If the Committee is in doubt as to the status of any person as a Beneficiary, the Committee may suspend all rights pursuant to an Award, without liability, until the Company determines the rights thereto, or the Company may transfer such Award into any court of appropriate jurisdiction and such transfer shall be a complete discharge of the liability of the Company therefor.

8.	Administration of the Plan

(a) The Plan shall be administered by the Committee.

(b) Except as otherwise provided in Section 5 hereof, all decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes.

(c) The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof, and its interpretations and constructions thereof, and actions taken thereunder shall be final, conclusive and binding on all persons for all purposes.

(d) The Committee’s decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.

(e) The act of a majority of the members of the Committee present in person or telephonically at a meeting of the Committee duly called and held shall be the act of the Committee. Any decision or determination reduced to writing and signed by all members of the Committee shall be as fully effective as if made by unanimous vote at a meeting duly called and held.

9.	Amendment or Discontinuance; Acceleration

(a) The Board may, at any time and for any reason, amend or terminate the Plan and the Committee may, at any time and for any reason, amend any Award Agreement. No such amendment or termination shall retroactively impair the rights of any person with respect to an Award without the consent of the affected Participant(s). Any such amendment shall be subject to approval of the Company’s stockholders if required by the rules of any Exchange on which the Stock is traded from time to time.

(b) The Committee may in its discretion at the time of grant of an Award or thereafter, in the Award Agreement or otherwise, provide for acceleration of vesting and/or lapse of forfeitability and/or transfer restrictions applicable to any Award.

10.	Adjustment in Event of Change in Common Stock; Change in Control

(a) Subject to Section 10(b) below, if the outstanding shares of Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Stock or other securities, the Committee shall make an appropriate and proportionate adjustment in (i) the maximum number and kind of shares provided in Section 3, in clause (C) of Section 4(a)(iv) and Section 5(c)(v) above, (ii) the number and kind of shares or other securities subject to the outstanding Awards, and (iii) the price for each share or other unit of any other securities subject to outstanding Options without change in the aggregate purchase price as to which such Options remain exercisable, as the case may be. The Committee’s determination as to what adjustments will be made and the extent thereof will be final, binding and conclusive. No fractional interests will be issued under the Plan resulting from any such adjustment.

(b) Notwithstanding anything else herein to the contrary, the Committee, in its sole discretion at the time of grant of an Award or otherwise may, in an Award Agreement or otherwise, provide that, with the consent of the Participant upon the occurrence of certain events, including a change in control of the Company (as determined by the Committee), or a termination of employment following a change in control, (i) any outstanding Options not theretofore exercisable shall immediately become exercisable in their entirety and any such Option may be purchased by the Company for cash at a price to be determined by the Committee, (ii) any restrictions on Restricted Stock granted hereunder shall immediately lapse, and (iii) any Award of Restricted Stock Units shall be immediately vested and settled at a price or value to be determined by the Committee.

11.	Miscellaneous

(a) Nothing in this Plan or any Award Agreement shall confer upon any Participant any right to continue to serve as a Director, Officer or Employee of any Participating Company.

(b) No Award shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of any Participating Company for the benefit of its employees unless the Committee shall determine otherwise.

(c) No person shall have any claim to an Award until it is actually granted or awarded under the Plan. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

(d) Absence on leave approved by a duly constituted officer of a Participating Company shall not be considered interruption or termination of employment for any purposes of the Plan; provided, however, that no Award may be granted to an Employee while he or she is absent on leave.

(e) If the Committee shall find that any person to whom any Award is granted or awarded under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, then any payment due him or her (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Company therefor.

(f) (i) The right of any Participant or other person to any Award may not be assigned, transferred, pledged or encumbered, except as provided herein or as may otherwise be required by law. No Award granted under the Plan shall be transferable other than by will or by the laws of descent and distribution, and during the lifetime of the Participant, an Option shall be exercisable only by him or her.

(ii) If, by reason of any attempted assignment, transfer, pledge, or encumbrance or any bankruptcy or other event happening at any time, any amount payable under the Plan would be made subject to the debts or liabilities of the Participant or his or her Beneficiary or would otherwise devolve upon anyone else and not be enjoyed by the Participant or his or her Beneficiary, then the Committee may terminate such person’s interest in any such payment and direct that the same be held and applied to or for the benefit of the Participant or his or her Beneficiary or any other persons deemed to be the natural objects of his or her bounty, taking into account the expressed wishes of the Participant (or, in the event of his or her death, those of his or her Beneficiary) in such manner as the Committee may deem proper.

(iii) Notwithstanding the foregoing, an Award (other than an incentive stock option) may be transferred pursuant to a qualified domestic relations order and the Committee, in its sole discretion, may allow for transferability of other Awards by a Participant to Immediate Family Members, provided that such transfer of Awards is not for value (within the meaning of the General Instructions to Form S-8 of the Securities and Exchange Commission).

(g) Copies of the Plan and all amendments, administrative rules and procedures and interpretations shall be made available upon request to all Participants at all reasonable times at the Company’s headquarters.

(h) The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, shares of Stock, other securities or other Awards) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action (including, without limitation, providing for elective payment of such amounts in cash or shares of Stock by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The issuance of Stock pursuant to the exercise of any Option, and the vesting or settlement of any Award of Restricted Stock or Restricted Stock Units, is subject to the condition that if at any time the Committee shall determine, in its sole discretion, that the satisfaction of withholding tax or other withholding liabilities under any federal, state, or local law is necessary or desirable as a condition of, or in connection with such issuance, vesting, inclusion under Code Section 83(b), or payment, then the issuance, vesting or payment shall not be effected unless the Participant makes arrangements acceptable to the Committee for the satisfaction of all withholding obligations.

(i) The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any governmental or regulatory agency as may be required.

(j) All elections, designations, requests, notices, instructions and other communications from a Participant, Beneficiary or other person to the Committee, required or permitted under the Plan, shall be in such form as is prescribed from time to time by the Committee and shall be mailed by first class mail or delivered to such location as shall be specified by the Committee in an Award Agreement or otherwise.

(k) The terms of the Plan shall be binding upon the Company and its successors and assigns.

(l) Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

Attachments

Exhibit A—Form of Stock Option Agreement

Exhibit B— Form of Restricted Stock Agreement

Exhibit C—Form of Restricted Stock Unit Agreement

Exhibit A

Date of Grant:

Number of Shares Subject to Option:

UNION DRILLING, INC.

AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

FORM OF STOCK OPTION AGREEMENT

This Stock Option Agreement, effective as of [                ] (“Agreement”) is made between Union Drilling, Inc., (the “Company”) and [Name of Employee, Officer or Director] (the “Optionee”), an [employee, officer and/or director] of the Company or one of its subsidiaries or affiliates participating in the Plan (each a “Participating Company”). Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Union Drilling, Inc. Amended and Restated 2005 Stock Incentive Plan (the “Plan”).

I.	Incentive Stock Option

1. Grant of Incentive Stock Option. Pursuant to the provisions of the Plan, the Company hereby grants to the Optionee, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, an Option to purchase [number of shares] ([ ]) shares of the Company’s common stock, par value $0.01 per share (“Stock”), at the purchase price of $[ ] per share, such Option to be exercisable and exercised as hereinafter provided. The Option granted under this Part I is intended to be an incentive stock option within the meaning of Section 422 of the Code.

2. Specific Terms and Conditions.

(a) Exercise of Option. Subject to the other terms of this Agreement regarding the exercisability of this Option (including, without limitation, Section III.4), this Option may be exercised in accordance with the following:

On or After This Date:	This Option Shall be Exercisable With Respect to The Following Cumulative Number of Shares:

This Option may be exercised, to the extent exercisable by its terms, from time to time in whole or in part at any time prior to the expiration thereof. Any exercise shall be accompanied by a written notice to the Company specifying the number of shares as to which this Option is being exercised. Notation of any partial exercise or installment exercise shall be made by the Company on Schedule A hereto.

(b) Notification of Disqualifying Disposition. The Optionee hereby agrees to notify the Company in writing in the event shares acquired pursuant to the exercise of this Option are transferred, other than by will or by the laws of descent and distribution, within two years after the date indicated above or within one year after the issuance of such shares pursuant to such exercise.

3. Incentive Stock Option Dollar Amount Limitation. To the extent that the aggregate Fair Market Value (determined on the date of grant) of Stock with respect to which incentive stock options are exercisable for the first time by the Optionee in any calendar year (under all stock option plans of the Company and any affiliate of the Company) exceeds $100,000, such Options shall be treated as options that are not incentive stock options.

II.	Nonqualified Stock Option

1. Grant of Nonqualified Stock Option. Pursuant to the provisions of the Plan, the Company hereby grants to the Optionee, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, an Option to purchase [number of shares] ([ ]) shares of the Company’s Stock, at the purchase price of $[ ] per share, such Option to be exercisable and exercised as hereinafter provided. The Option granted under this Part II is not an incentive stock option within the meaning of Section 422 of the Code.

2. Specific Terms and Conditions.

(a) Exercise of Option. Subject to the other terms of this Agreement regarding the exercisability of this Option (including without limitation, Section III.4), this Option may be exercised in accordance with the following:

On or After This Date:	This Option Shall be Exercisable With Respect to The Following Cumulative Number of Shares:

This Option may be exercised, to the extent exercisable by its terms, from time to time in whole or in part at any time prior to the expiration thereof. Any exercise shall be accompanied by a written notice to the Company specifying the number of shares as to which this Option is being exercised. Notation of any partial exercise or installment exercise shall be made by the Company on Schedule B hereto.

III.	General Terms and Conditions

1. Payment of Purchase Price Upon Exercise. At the time of any exercise of an Option, the purchase of the shares as to which any such Option shall be exercised shall be paid in full to the Company in cash or in Stock already owned by the Optionee, or a combination of cash and Stock, or in such other consideration acceptable to the Committee (including, to the extent permitted by applicable law, the relinquishment of a portion of the Option), having a total Fair Market Value equal to the purchase price. The fair market value of the portion of an Option that is relinquished shall be determined as provided in the Plan.

2. Expiration Date. Each Option granted pursuant to this Agreement shall expire as of the close of business on [the tenth anniversary of the date of grant], except that each Option granted under Part I hereof shall expire five years from the date of grant indicated above if the Optionee is a Ten Percent Stockholder.

3. Issuance of Certificates. The Optionee shall be issued a certificate for any shares as to which an Option shall be exercised. Such shares shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any Exchange upon which the Stock is then listed and any applicable federal or state

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securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provision shall not be effective if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the 1933 Act, or if, and so long as, the Committee determines that application of such provisions is no longer required or desirable. In making such determination, the Committee may rely upon an opinion of legal counsel for the Company. Notwithstanding the foregoing, the Company shall not be required to issue or deliver any certificates for shares of Stock if the Stock of the Company is evidenced by uncertificated shares, or prior to (i) the listing of such shares on an Exchange on which the Stock may then be listed, or (ii) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any governmental body, which the Committee shall, in its sole discretion, determine to be necessary or advisable.

4. Exercises Upon the Occurrence of Certain Events.

(i) If an Optionee Retires, his or her Options may be exercised, to the extent that the Optionee shall have been entitled to do so on the date of his or her Retirement, at any time, or from time to time, within twelve months after the date of the Optionee’s Retirement or within such other period, and subject to such terms and conditions, as the Committee may specify, but no later than the earlier of the initial term of the Option as provided in this Agreement and the expiration date specified in Section III.2 above.

(ii) If Optionee’s employment terminates because of his or her death or Disability, he or she may exercise all of his or her outstanding Options (or such Options may be exercised by his or her Beneficiary(ies) in the case of his or her death, including, if applicable, any executor or administrator) at any time, or from time to time, within twelve months after the date of the termination of his or her employment or within such other period, and subject to such other terms and conditions, as the Committee may specify, but not later than the earlier of the initial term of the Option as provided in this Agreement and the expiration date specified in Section III.2 above.

(iii) If Optionee’s employment by a Participating Company terminates because of involuntary termination of employment by the Participating Company with cause (as determined by the Committee in its sole discretion either before or after such termination of employment), all outstanding Options (whether vested or unvested) shall be forfeited as of the date of termination or at such later date, and subject to such other terms and conditions, as the Committee may specify, but not later than the earlier of the initial term of the Option as provided in this Agreement and the expiration date specified in Section III.2 above.

(iv) If Optionee’s employment terminates because of involuntary termination of employment by the Participating Company without cause (as determined by the Committee in its sole discretion) or because Optionee voluntarily terminates his or her employment, he or she may exercise his or her Options to the extent that he or she shall have been entitled to do so at the date of the termination of his or her employment; provided, however, the Committee shall, in the event of Optionee’s voluntary termination of employment, have discretion to cancel such Options in full or in part. Permitted Option exercises may be at any time, or from time to time, within three months after the date of the termination of his or her employment, or within such other period, and subject to such other terms and conditions, as the Committee may specify, but not later than the earlier of the initial term of the Option as provided in this Agreement and the expiration date specified in Section III.2 above.

[Add to the extent applicable: (v) If a non-Employee Director of the Company ceases to serve as a Director of the Company for any reason whatsoever (whether as a result of death, resignation, Disability, replacement, failure to be re-elected, etc.), unless the Committee shall then exercise its discretion to limit in any manner such vesting acceleration, any outstanding Option granted pursuant to this Agreement may be exercised by the Director (or, in the event of the Director’s death, the Director’s Beneficiary(ies) under the Plan) within twelve months after the date the Director ceases to serve as a director of the Company, or at such later date, and subject to such other terms and conditions, as the Committee may specify, but not later than the expiration date specified in Section III.2 above.]

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5. Nontransferability. No Option shall be transferable other than by will or by the laws of descent and distribution, and during the lifetime of the Optionee, an Option shall be exercisable only by him or her; provided, however, that a nonqualified stock option may be transferred pursuant to a qualified domestic relations order and the Committee, in its sole discretion, may allow for transferability of nonqualified stock options by an Optionee to Immediate Family Members, provided that such transfer of Options is not for value (within the meaning of the General Instructions to Form S-8 of the Securities and Exchange Commission). If, by reason of any attempted assignment, transfer, pledge, or encumbrance or any bankruptcy or other event happening at any time, any shares issuable or amount payable under an Option would be made subject to the debts or liabilities of the Optionee or his or her Beneficiary(ies), then the Committee may terminate such person’s interest in any such shares or payment and direct that the same be held and applied to or for the benefit of the Optionee, his or her Beneficiary(ies) or any other persons deemed to be the natural objects of his or her bounty, taking into account the expressed wishes of the Optionee (or, in the event of his or her death, those of his or her Beneficiary(ies)) in such manner as the Committee may deem proper.

6. Registration. Unless at the time of exercise there is a valid and effective registration statement under the 1933 Act and appropriate qualification and registration under applicable state securities laws relating to the Stock being acquired pursuant to an Option, the Optionee shall prior to or upon exercise of the Option give a representation to the Company that he or she is acquiring such shares for his or her own account for investment and not with a view to, or for sale in connection with, the resale or distribution of any such shares. In the absence of such registration statement, the Optionee shall be required to execute a written affirmation, in a form reasonably satisfactory to the Company, of such investment intent and to further agree that he or she will not sell or transfer any Stock acquired pursuant to the Option until he or she requests and receives an opinion of the Company’s legal counsel to the effect that (i) such proposed sale or transfer will not result in a violation of the 1933 Act, (ii) a registration statement covering the sale or transfer of the shares has been declared effective by the Securities and Exchange Commission, or (iii) he or she obtains a no-action letter from the Securities and Exchange Commission with respect to the proposed transfer.

7. Adjustments. In the event of any change in the outstanding Stock of the Company by reason of any stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or other events as specified in the Plan, the number and kind of shares subject to any Option and their purchase price per share shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to the Optionee hereunder. Any adjustments so made shall be final and binding upon the Optionee.

8. No Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any shares of Stock subject to any Option prior to the exercise of such Options and the issuance of such Shares in accordance herewith, whether in part or in full.

9. No Right to Continued Service. Nothing in the Plan or in this Agreement shall (i) confer upon the Optionee any right to continue to serve as a Director, Officer or Employee, or shall it interfere in any way with the right of any Participating Company to terminate Optionee’s employment at any time, or (ii) interfere with or restrict in any way the right of the stockholders of the Company, which is hereby expressly reserved, to remove the Optionee as a Director at any time in accordance with applicable law or the Company’s by-laws.

10. Compliance With Law and Regulations. This Agreement and the obligation of the Company to sell and deliver shares of Stock hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. If at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Stock subject or related thereto upon any securities exchange or under state or federal law, (ii) the consent or approval of any governmental or regulatory body, or (iii) an agreement by the recipient of an award with respect to the disposition of shares of Stock is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares of Stock hereunder, such Option may not be exercised in whole or in part unless such listing,

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registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions deemed unacceptable to the Committee. Moreover, an Option may not be exercised if its exercise or the receipt of shares of Stock pursuant thereto would be contrary to applicable law.

11. Tax Withholding Requirements. The Company shall have the right to withhold or require the Optionee to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery of any certificate or certificates for Stock.

IV.	Miscellaneous

1. Optionee Bound by Plan. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

2. Notices. Any notice hereunder to the Company shall be addressed to it at its corporate office, 4055 International Plaza, Suite 610, Fort Worth, Texas 76109, Attention: General Counsel, and any notice hereunder to the Optionee shall be addressed to the Optionee at his or her address on the records of the Company, subject to the right of either party to designate at any time hereafter in writing some other address.

3. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute one and the same instrument.

4. Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Optionee and the beneficiaries, executors, administrators, heirs and successors of the Optionee.

5. Invalid Provision. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any applicable laws, the legality, validity, and enforceability of the remaining provisions of this Agreement shall not be affected thereby, and in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

6. Modifications. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided that no amendment shall adversely affect the Optionee’s rights under this Agreement without the Optionee’s consent. Except as provided in the immediately preceding sentence, the terms and conditions of this Agreement may not be modified, amended or waived, except by an instrument in writing signed by the Optionee and a duly authorized executive officer of the Company.

7. Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations relating thereto.

8. Governing Law. This Agreement and the rights of the Optionee hereunder shall be construed and determined in accordance with the laws of the State of Texas, without regard to the conflicts of laws principles thereof. Venue for any dispute arising hereunder shall lie exclusively in the state and/or federal courts of Tarrant County, Texas and the Northern District of Texas, Fort Worth Division, respectively.

9. Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part of this Agreement.

10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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11. Satisfaction of Claims. Any payment or any issuance or transfer of shares of Common Stock upon the exercise of Options hereunder by the Optiontee or the Optionee’s legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such person hereunder. The Committee may require the Optionee or the Optionee’s Beneficiary, legal representative, heir, legatee or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

12. IF THIS AGREEMENT IS NOT SIGNED AND RETURNED TO THE OFFICES OF THE COMPANY WITHIN 30 DAYS AFTER THE OPTION DATE OF GRANT, THIS AGREEMENT AND THE OPTION PROVIDED FOR HEREIN SHALL BE NULL AND VOID.

IN WITNESS WHEREOF, Union Drilling, Inc. has caused this Agreement to be executed by a duly authorized officer and the Optionee has executed this Agreement both so as to be effective as of the date first written above.

UNION DRILLING, INC.

By:
Name: [ ]
Title: [ ]

Optionee:

[Name]

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SCHEDULE A

UNION DRILLING, INC.

NOTATIONS AS TO PARTIAL OR INSTALLMENT

EXERCISE—INCENTIVE STOCK OPTION

Date of Exercise	Number of Shares Purchased	Balance of Shares on Option	Authorized Signature	Notation Date

SCHEDULE B

UNION DRILLING, INC.

NOTATIONS AS TO PARTIAL OR INSTALLMENT

EXERCISE—NONQUALIFIED STOCK OPTION

Date of Exercise	Number of Shares Purchased	Balance of Shares on Option	Authorized Signature	Notation Date

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Exhibit B

UNION DRILLING, INC.

AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

FORM OF RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (“Agreement”) is effective as of                 , 200   (the “Grant Date”), between Union Drilling, Inc., a Delaware corporation (the “Company”) and                  (the “Grantee”).

WHEREAS, the Company has adopted, and its stockholders have approved, the Amended and Restated 2005 Stock Incentive Plan (the “Plan”), pursuant to which the Company may grant shares of Common Stock, $0.01 par value per share (the “Common Stock”) which are restricted as to transfer (shares so restricted hereinafter referred to as “Restricted Stock”); and

WHEREAS, the Company desires to grant to the Grantee the number of shares of Restricted Stock provided for herein to encourage Grantee’s efforts toward the continuing success of the Company.

NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

Section 1. Grant of Restricted Stock Award.

(a) Grant of Restricted Stock. The Company hereby grants to the Grantee [                    ] shares of Restricted Stock on the terms and conditions set forth in this Agreement, and as otherwise provided in the Plan, and based upon Grantee’s satisfaction of the vesting criteria set forth in Section 2(d) below and, if applicable, the performance criteria set forth in Exhibit A hereto.

(b) Incorporation of Plan. The Restricted Stock granted under this Agreement and the provisions of this Agreement are subject to the provisions of the Plan, the terms of which are incorporated herein by this reference. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Grantee and his/her legal representative in respect of any questions arising under the Plan or this Agreement.

Section 2. Terms and Conditions of Award.

The grant of Restricted Stock provided in Section 1(a) shall be subject to the following terms, conditions and restrictions:

(a) Ownership of Shares. Subject to the restrictions set forth in the Plan and this Agreement, the Grantee shall possess all incidents of ownership of the Restricted Stock granted hereunder, including the right to receive dividends with respect to such Restricted Stock and the right to vote such Restricted Stock.

(b) Restrictions. Restricted Stock and any interest therein, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, prior to the lapse of restrictions applicable thereto, as set forth in Section 2(d). Any attempt to transfer, assign, pledge, or otherwise dispose of the Restricted Stock or any right or privilege conferred by this Agreement, contrary to the provisions hereof, shall be null and void.

(c) Certificate; Restrictive Legend; Uncertificated Shares.

(i) The Grantee agrees that any certificate issued for Restricted Stock prior to the lapse of any outstanding restrictions relating thereto shall be inscribed with the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE, RESTRICTIONS ON TRANSFER, AND CERTAIN OTHER TERMS AND CONDITIONS SET

FORTH IN THE UNION DRILLING, INC. AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN AND THE RESTRICTED STOCK AGREEMENT BETWEEN THE REGISTERED OWNER OF THE SHARES REPRESENTED BY THIS CERTIFICATE AND UNION DRILLING, INC., ENTERED INTO PURSUANT TO SUCH PLAN.”

(ii) The Grantee agrees that, with respect to any shares of Common Stock awarded hereunder as Restricted Stock and issued in uncertificated form, the Company shall direct its transfer agent to hold such shares of Common Stock in book entry form subject to the restrictions and conditions contained in the legend provided in Section 2(c)(i).

(d) Lapse of Restrictions.

(i) Provided the Grantee remains in continuous service as an Employee, Officer or Director from the Grant Date to the relevant vesting date, and unless the restrictions on transfer set forth in Section 2(b) lapse earlier pursuant to subsections (ii) and (iii) below, such restrictions shall lapse with respect to                      of the shares (rounded to the nearest whole share) of Restricted Stock granted hereunder on the                      anniversary of the Grant Date and                      of the shares on the                      anniversary of the Grant Date [and so on], provided the Grantee remains in the continuous service as an Employee, Officer or Director from the Grant Date to the relevant date of lapse regarding the particular restriction.

(ii) The restrictions on transfer set forth in Section 2(b) shall lapse with respect to any unvested shares of Restricted Stock on the first to occur of the following dates; provided the Grantee continues to serve as an Employee, Officer or Director from the Grant Date to such date that:

(A) the Grantee terminates serving as an Employee, Officer or Director due to Disability; and

(B) the Grantee terminates serving as an Employee, Officer or Director due to death.

(iii) The Committee may in its sole discretion cancel all or any portion of any outstanding restrictions with respect to some or all of the shares of Restricted Stock prior to the expiration of the periods provided under Section 2(d). Any such cancellation shall be set forth in a written instrument approved by the Committee and delivered to the Grantee.

(iv) Upon each lapse of restrictions relating to Restricted Stock, the Company shall either (i) issue to the Grantee or the Grantee’s personal representative a stock certificate representing a number of shares of Common Stock, free of the restrictive legend described in Section 2(c), equal to the number of shares subject to this Restricted Stock award with respect to which such restrictions have lapsed, or (ii) if such Restricted Stock has been issued in uncertificated form, direct the Company’s transfer agent to remove all restrictions hereunder from such Restricted Stock and deliver such Common Stock to the Grantee free of restrictions hereunder. If certificates representing such Restricted Stock shall have theretofore been delivered to the Grantee, such certificates shall be returned to the Company, complete with any necessary signatures or instruments of transfer prior to the issuance by the Company of such unlegended shares of stock.

(e) Cessation of Service. In the event that the Grantee’s service as an Employee, Officer or Director ceases prior to the lapse of restrictions with respect to any portion of the Restricted Stock granted hereunder, except if such services cease for the reasons described in Sections 2(d)(ii)(A) and 2(d)(ii)(B), such unvested portion of the Restricted Stock held by the Grantee, if Grantee is an Officer or Employee, shall be immediately forfeited as of the date of such cessation of service unless the Committee shall determine otherwise, and such unvested portion of the Restricted Stock held by Grantee, if Grantee is a Director, shall be immediately accelerated as of the date of such cessation of service unless the Committee shall determine otherwise. Shares of Restricted Stock forfeited pursuant to this Section 2(e) shall be transferred to, and reacquired by, the Company without payment of any consideration by the Company, and neither the Grantee nor any of the Grantee’s successors, heirs, assigns or personal representatives shall thereafter have any further rights or interests in such forfeited shares. If certificates containing restrictive legends shall have theretofore been delivered to the Grantee (or his/her legatees or personal representative), such certificates shall be returned to the Company, complete with any necessary signatures or instruments of transfer.

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(f) Income Taxes. The Grantee shall pay to the Company promptly upon request, and in any event at the time the Grantee recognizes taxable income in respect of the Restricted Stock (or, if the Grantee makes an election under Section 83(b) of the Code, in connection with such grant), an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Stock. Such payment shall be made in the form of cash, shares of Common Stock, which may be withheld from the shares of Restricted Stock underlying this Award, or in a combination of such methods. The Grantee shall promptly notify the Company of any election made pursuant to Section 83(b) of the Code.

(g) Legal Compliance. Shares of Restricted Stock granted pursuant to Section 1(a) may, at the election of the Company, be either authorized and unissued shares, or shares previously issued and reacquired by the Company. The Company shall not be required to issue or deliver any certificates for such shares of Restricted Stock prior to: (i) the obtaining of any legal opinion or related documentation, or the approval from any governmental agency, which the Committee shall, in its sole discretion, determine to be necessary or advisable; (ii) the listing of such shares on any Exchange on which the Common Stock may then be listed; (iii) the completion of any registration or other qualification of such shares under any state or federal law or ruling or regulation of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable; or (iv) the determination by the Committee that the Grantee has tendered to the Company any tax owed when the Company has a legal liability to satisfy such tax. In addition, if the Restricted Stock is not registered under the 1933 Act, the Company may require the Grantee to represent in writing that the shares being acquired are for investment and not with a view to distribution; may mark the certificate for the shares with a legend restricting transfer; and may issue stop transfer orders relating to such certificate to the Company’s transfer agent.

Section 3. Miscellaneous.

(a) Notices. All notices under this Agreement to the Company must be delivered personally or mailed to the Company at Union Drilling, Inc., 4055 International Plaza, Suite 610, Fort Worth, Texas 76109, Attention: General Counsel. The Company’s address may be changed at any time by written notice of such change to the Grantee. Also, all notices under this Agreement to the Grantee will be delivered personally or mailed to the Grantee at his or her address as shown from time to time in the Company’s records.

(b) No Right to Continued Service. Nothing in the Plan or in this Agreement shall (i) confer upon the Grantee any right to continue to serve as a Director, Officer or Employee, or shall it interfere in any way with the right of any Participating Company to terminate Grantee’s employment at any time, or (ii) interfere with or restrict in any way the right of the stockholders of the Company, which is hereby expressly reserved, to remove the Grantee as a Director at any time in accordance with applicable law or the Company’s by-laws.

(c) Bound by Plan. By signing this Agreement, the Grantee acknowledges that he/she has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(d) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Grantee and the beneficiaries, executors, administrators, heirs and successors of the Grantee.

(e) Invalid Provision. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any applicable laws, the legality, validity, and enforceability of the remaining provisions of this Agreement shall not be affected thereby, and in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

(f) Modifications. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided that no amendment shall adversely affect the Grantee’s

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rights under this Agreement without the Grantee’s consent. Except as provided in the immediately preceding sentence, the terms and conditions of this Agreement may not be modified, amended or waived, except by an instrument in writing signed by the Grantee and a duly authorized executive officer of the Company.

(g) Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations relating thereto.

(h) Governing Law. This Agreement and the rights of the Grantee hereunder shall be construed and determined in accordance with the laws of the State of Texas, without regard to the conflicts of laws principles thereof. Venue for any dispute arising hereunder shall lie exclusively in the state and/or federal courts of Tarrant County, Texas and the Northern District of Texas, Fort Worth Division, respectively.

(i) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part of this Agreement.

(j) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(k) Satisfaction of Claims. Any payment or any issuance or transfer of shares of Common Stock upon lapse of the forfeiture restrictions hereunder to the Grantee or the Grantee’s legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such person hereunder. The Committee may require the Grantee or the Grantee’s legal representative, heir, legatee or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

(l) IF THIS AGREEMENT IS NOT SIGNED AND RETURNED TO THE OFFICES OF THE COMPANY WITHIN 30 DAYS AFTER THE GRANT DATE, THIS AGREEMENT AND THE RESTRICTED STOCK PROVIDED FOR HEREIN SHALL BE NULL AND VOID.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

UNION DRILLING, INC.

By
[ ]
[ ]

The undersigned hereby acknowledges receipt of an executed original of this Agreement and a copy of the Plan, and accepts the award of Restricted Stock granted thereunder on the terms and conditions set forth herein and in the Plan.

GRANTEE:

[Name]

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Exhibit A

Performance Vesting Criteria

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Exhibit C

UNION DRILLING, INC.

AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

FORM OF RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (“Agreement”) is effective as of             , 200     (the “Grant Date”), between Union Drilling, Inc., a Delaware corporation (the “Company”) and             (the “Grantee”).

WHEREAS, the Company has adopted, and its stockholders have approved, the Amended and Restated 2005 Stock Incentive Plan (the “Plan”), pursuant to which the Company may grant Restricted Stock Units (“RSUs”), relating to shares of Common Stock, $0.01 par value per share (the “Common Stock”); and

WHEREAS, the Company desires to grant to the Grantee the number of RSUs provided for herein to encourage Grantee’s efforts toward the continuing success of the Company.

NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

Section 1. Grant of Restricted Stock Unit Award.

(a) Grant of Restricted Stock Unit. The Company hereby grants to the Grantee [            ] Restricted Stock Units on the terms and conditions set forth in this Agreement, and as otherwise provided in the Plan, and based upon Grantee’s satisfaction of the vesting criteria set forth in Section 2(b) below and, if applicable, the performance criteria set forth in Exhibit A hereto.

(b) Incorporation of Plan. The RSUs granted under this Agreement and the provisions of this Agreement are subject to the provisions of the Plan, the terms of which are incorporated herein by this reference. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Grantee and his/her legal representative in respect of any questions arising under the Plan or this Agreement.

Section 2. Terms and Conditions of Award.

The grant of RSUs provided in Section 1(a) shall be subject to the following terms, conditions and restrictions:

(a) Restrictions. Neither any of the RSUs subject to this Award, nor any interest therein, may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, prior to the vesting and settlement thereof in accordance with the terms of this Award. Any attempt to transfer, assign, pledge, or otherwise dispose of this Award or any right or privilege conferred by this Agreement, contrary to the provisions hereof, shall be null and void.

(b) Vesting.

(i) Provided the Grantee remains in continuous service as an Employee, Officer or Director from the Grant Date to the relevant vesting date, and unless vesting occurs earlier pursuant to subsections (ii) and (iii) or Section 2(c) below,             of the RSUs (rounded to the nearest whole unit) granted hereunder shall vest and become nonforfeitable on the             anniversary of the Grant Date and             of the RSUs on the             anniversary of the Grant Date [and so on], provided the Grantee remains in the continuous service as an Employee, Officer or Director from the Grant Date to the relevant vesting date.

(ii) Notwithstanding subsection (i) above, vesting of any then unvested RSUs shall occur on the first to occur of the following dates; provided the Grantee continues to serve as an Employee, Officer or Director from the Grant Date to such date that:

(A) the Grantee terminates serving as an Employee, Officer or Director due to Disability; or

(B) the Grantee terminates serving as an Employee, Officer or Director due to death.

(iii) The Committee may in its discretion accelerate the vesting of all or any portion of any outstanding unvested RSUs prior to the expiration of the periods provided in subsection (b)(i) above.

(iv) All vested RSUs shall be settled or paid in accordance with Section 2(e).

(c) Cessation of Service. In the event that the Grantee’s service as an Employee, Officer or Director ceases prior to vesting of any portion of the RSUs granted hereunder, except if such services cease for the reasons described in Sections 2(b)(ii)(A) and 2(b)(ii)(B), all unvested RSUs held by the Grantee, if the Grantee is an Officer or Employee, shall be immediately forfeited as of the date of such cessation of service unless the Committee shall determine otherwise, and all unvested RSUs held by Grantee, if Grantee is a Director, shall be immediately accelerated as of the date of such cessation of service unless the Committee shall determine otherwise. RSUs forfeited pursuant to this Section 2(c) shall be forfeited without payment of any consideration by the Company, and neither the Grantee nor any of the Grantee’s successors, heirs, assigns or personal representatives shall thereafter have any further rights or interests in such forfeited RSUs.

(d) Income Taxes. The Grantee shall pay to the Company promptly upon request, and in any event at the time the Grantee recognizes taxable income in respect of the RSUs, an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the RSUs. Such payment shall be made in the form of cash, shares of Common Stock, which may be withheld from the shares of Common Stock otherwise deliverable upon settlement of this Award, or in a combination of such methods.

(e) Settlement. Any RSUs becoming nonforfeitable in accordance with Sections 2(b) or 2(c) above shall be settled promptly thereafter, but in no event later than 75 days after the end of the calendar year in which the applicable vesting date occurs. Payment shall be made in cash or shares of Common Stock, or any combination thereof, as determined by the Committee in its sole discretion.

[Notwithstanding the foregoing, if vesting occurs other than as a result of death or Disability, vested RSUs shall be settled on the sixth month anniversary of the Grantee’s termination of employment or, if earlier, six months following the time at which the Grantee incurs a separation from service, within the meaning of Section 409A of the Code.]

[Use the following alternative language if the foregoing is not applicable: If at the time of any settlement of RSUs, the tax deduction normally available to the Company as a result of the settlement of RSUs in accordance with this Section 2(e) would be limited by Section 162(m) of the Code, such RSUs shall not be settled on such date, but shall be settled in the earliest tax year in which the Committee determines that a tax deduction arising from such settlement would not be limited by Section 162(m). In applying the deduction limit of Section 162(m), the Committee shall first apply any limitation of deductibility, and settlement, in reverse order to the date on which the RSU first became vested, i.e. RSUs more recently vested shall be considered deductible before RSUs vested in earlier periods.]

(f) Legal Compliance. Shares of Common Stock delivered pursuant to Section 2(e) may, at the election of the Company, be either authorized and unissued shares, or shares previously issued and reacquired by the Company. The Company shall not be required to issue or deliver any certificates for such shares of Common Stock prior to: (i) the obtaining of any legal opinion or related documentation, or the approval from any governmental agency, which the Committee shall, in its sole discretion, determine to be necessary or advisable; (ii) the listing of such shares on any Exchange on which the Stock may then be listed; (iii) the completion of any

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registration or other qualification of such shares under any state or federal law or ruling or regulation of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable; or (iv) the determination by the Committee that the Grantee has tendered to the Company any tax owed when the Company has a legal liability to satisfy such tax. In addition, if the Common Stock is not registered under the 1933 Act, the Company may require the Grantee to represent in writing that the shares being acquired are for investment and not with a view to distribution; may mark the certificate for the shares with a legend restricting transfer; and may issue stop transfer orders relating to such certificate to the Company’s transfer agent.

Section 3. Miscellaneous.

(a) Notices. All notices under this Agreement to the Company must be delivered personally or mailed to the Company at Union Drilling, Inc., 4055 International Plaza, Suite 610, Fort Worth, Texas 76109, Attention: General Counsel. The Company’s address may be changed at any time by written notice of such change to the Grantee. Also, all notices under this Agreement to the Grantee will be delivered personally or mailed to the Grantee at his or her address as shown from time to time in the Company’s records.

(b) No Right to Continued Service. Nothing in the Plan or in this Agreement shall (i) confer upon the Grantee any right to continue to serve as a Director, Officer or Employee, or shall it interfere in any way with the right of any Participating Company to terminate Grantee’s employment at any time, or (ii) interfere with or restrict in any way the right of the stockholders of the Company, which is hereby expressly reserved, to remove the Grantee as a Director at any time in accordance with applicable law or the Company’s by-laws.

(c) Bound by Plan. By signing this Agreement, the Grantee acknowledges that he/she has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(d) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Grantee and the beneficiaries, executors, administrators, heirs and successors of the Grantee.

(e) Invalid Provision. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any applicable laws, the legality, validity, and enforceability of the remaining provisions of this Agreement shall not be affected thereby, and in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

(f) Modifications. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided that no amendment shall adversely affect the Grantee’s rights under this Agreement without the Grantee’s consent. Except as provided in the immediately preceding sentence, the terms and conditions of this Agreement may not be modified, amended or waived, except by an instrument in writing signed by the Grantee and a duly authorized executive officer of the Company.

(g) Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations relating thereto.

(h) Governing Law. This Agreement and the rights of the Grantee hereunder shall be construed and determined in accordance with the laws of the State of Texas, without regard to the conflicts of laws principles thereof. Venue for any dispute arising hereunder shall lie exclusively in the state and/or federal courts of Tarrant County, Texas and the Northern District of Texas, Fort Worth Division, respectively.

(i) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part of this Agreement.

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(j) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(k) Satisfaction of Claims. Any payment or any issuance or transfer of shares of Common Stock upon lapse of the forfeiture restrictions hereunder to the Grantee or the Grantee’s legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such person hereunder. The Committee may require the Grantee or the Grantee’s legal representative, heir, legatee or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

(l) IF THIS AGREEMENT IS NOT SIGNED AND RETURNED TO THE OFFICES OF THE COMPANY WITHIN 30 DAYS AFTER THE GRANT DATE, THIS AGREEMENT AND THE RESTRICTED STOCK UNIT AWARD PROVIDED FOR HEREIN SHALL BE NULL AND VOID.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

UNION DRILLING, INC.

By
[ ]
[ ]

The undersigned hereby acknowledges receipt of an executed original of this Agreement and a copy of the Plan, and accepts the award of Restricted Stock Units granted thereunder on the terms and conditions set forth herein and in the Plan.

GRANTEE:

[Name]

4

Exhibit A

Performance Vesting Criteria

5

c/o National City Bank

Stockholder Service Operations

Locator 5352

P. O. Box 94509

Cleveland, OH 44101-4509

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the 2008 Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

Please fold and detach card at perforation before mailing.

UNION DRILLING, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF

UNION DRILLING, INC.

FOR

ANNUAL MEETING OF STOCKHOLDERS

ON JUNE 10, 2008

The undersigned hereby constitutes and appoints David S. Goldberg and A.J. Verdecchia, and each of them, the attorneys and proxies of the undersigned with full power of substitution to appear and to vote all of the shares of the Common Stock of Union Drilling, Inc. held of record by the undersigned on April 18, 2008 as if personally present at the Annual Meeting of Stockholders to be held on June 10, 2008 and any adjournment or postponement thereof, as designated on the reverse side.

Dated: , 2008

Signature

Signature, if held jointly

Please sign exactly as your name or names appear on this proxy, and when signing as an attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by duly authorized officer, or if a partnership, sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

i  Please fold and detach card at perforation before mailing.  i

UNION DRILLING, INC.	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNION DRILLING, INC. IF NO VOTE IS INDICATED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS BELOW AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. YOU ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THIS PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOUR SHARES TO BE REPRESENTED AT THE ANNUAL MEETING.

1.	Election of Directors:

Class II Nominees (to serve a three year term):	Thomas H. O’Neill, Jr. Christopher D. Strong	Gregory D. Myers

☐ FOR all nominees listed above (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed above

To withhold authority for any individual nominee, write the name of such nominee in the space provided below.

2.	To approve the amendments to the Union Drilling, Inc. Amended 2005 Stock Option Plan

☐    FOR                    ☐    AGAINST                    ☐    ABSTAIN

3.	To ratify the selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2008.

☐    FOR                    ☐    AGAINST                    ☐    ABSTAIN

☐	I plan to attend the annual meeting.

☐	I consent to receive certain future investor communications in a single package per household.